UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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PARTY CITY HOLDCO INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2022 Annual Meeting
and Proxy Statement

Party City Holdco Inc.

June 8, 2022, 8:30 a.m. Eastern Time

Frequently Requested Information
Corporate Governance Highlights	5
Human Capital Management	14
Diversity, Equity, Inclusion and Belonging	15
Director Nominee Biographies	24
Severance & Change in Control	41
Perquisites	41
Peer Group	42
Clawback Policy	43
Derivatives Trading, Hedging and Pledging	43
CEO Pay Ratio	55

Party City Holdco Inc.    |    2022 Proxy Statement    |     i

A Message from our Board Chair and Chief Executive Officer Dear Fellow Stockholders:

We cordially invite you to attend our 2022 Annual Meeting of Stockholders on Wednesday, June 8, 2022, at 8:30 a.m. (Eastern Time), to be held by virtual meeting format at www.virtualshareholdermeeting.com/PRTY2022. We hope that you will be able to join us.

Details regarding how to access the virtual meeting are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in this proxy statement. We have also made available a copy of our fiscal year 2021 Annual Report with this proxy statement, which we urge you to read. It includes our audited financial statements and provides information about our business and products. Your vote is very important. Whether or not you plan to attend the meeting, your shares should be represented and voted.

Fiscal 2021 marked an important year in advancing our transformation process focused on market expansion. Despite the continued challenging and volatile backdrop, we are proud of how our business performed as the consumer returned to social gatherings, celebrations and parties, while we continued to implement significant operational and capital structure improvements.

We delivered a strong year of financial and operational results as we remained deeply committed to our purpose of creating joy by making it easy to create unforgettable memories.

Key 2021 Financial Highlights:

•	Total revenues increased 17.3% on a reported basis;
•	Retail revenue grew 28.0% driven by a strong brand comparable sales increase of 34.2%;
•	Reported GAAP net loss was $6.5 million, or loss of $0.06 per share, compared to GAAP net loss of $528.5 million, or $5.24 per share in the prior year;
•	Adjusted EBITDA grew over 178% to $266 million;[1]
•	Adjusted net income (loss) per common share increased to $0.68 per share compared to a loss in the prior year; and
•	Strengthened our financial position and liquidity with the refinancing of our term loan at the beginning of the year.

Operationally, in 2021, we progressed the fundamental building blocks of our transformation strategy across product innovation, in-store experience, being celebration occasion-obsessed, and focusing on our North American vertical model. This has yielded important benefits, and we plan on furthering this progress with ongoing enhancements in customer engagement, as well as investments in digital platforms, information technology, and supply chain.

Additionally, we are very proud of the work we have initiated with respect to environmental, social and governance (“ESG”) matters. For our Board of Directors (the “Board”), in 2021 we changed the name of the Nominating and Governance Committee to the “Nominating and ESG Committee” and updated its charter to establish the Nominating and ESG Committee’s oversight of our ESG programs, policies and practices. The Nominating and ESG Committee’s duties include monitoring and evaluating Party City’s programs, policies and practices relating to ESG issues and making recommendations to the Board regarding Party City’s overall ESG strategy. So far in 2022, we continued to advance our ESG strategy by launching a management-level ESG Steering Committee, which is comprised of senior leaders and cross-functional members from major business functions, and whose purpose is to (i) establish programs, policies and practices relating to ESG matters and (ii) assist the Nominating and ESG Committee in fulfilling its oversight responsibilities with respect to ESG matters. In 2021, we also made significant strides with our diversity and inclusion work focused on listening to the organization with empathy, and we evolved our strategy around three core components: raising awareness, creating a learning culture and developing our infrastructure to embed diversity, equity, inclusion and belonging into our people practices and behaviors. We feel proud of the progress made over the course of the pandemic, which we believe has increased our relevancy, improved our brand and reinforced our ability to positively impact our customers’ lives.

In closing, we would like to thank our entire team for their dedication to our mission and strategy and their extraordinary execution in a challenging operating environment. We are so proud of all they have accomplished in 2021 across our manufacturing operations, our stores, e-commerce and supply chain, while continuing to better leverage our unique North American vertical model.

Thank you for your continued support.

Norman S. Matthews Board of Directors Chair	Brad Weston President and Chief Executive Officer

[1]	See APPENDIX A to this proxy statement for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

Party City Holdco Inc.    |    2022 Proxy Statement    |     1

PARTY CITY HOLDCO INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2022

Date and Time Wednesday, June 8, 2022, 8:30 a.m. Eastern Time	Virtual Meeting www.virtualshareholdermeeting.com/ PRTY2022.	Record Date Stockholders or their proxies as of the close of business on April 11, 2022

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Party City Holdco Inc. (the “Company” or “Party City”) will be held by virtual meeting format at www.virtualshareholdermeeting.com/PRTY2022 on Wednesday, June 8, 2022, at 8:30 a.m. (Eastern Time), for the following purposes as further described in the proxy statement accompanying this notice:

ITEMS OF BUSINESS

PROPOSAL	BOARD VOTING RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
Management Proposals
To elect ten directors named in this proxy statement, each to hold office until the Company’s annual meeting of stockholders in 2023, and until his or her successor has been duly elected and qualified or until such director’s earlier resignation, retirement or other termination of service;	FOR each director nominee	21
To approve, on an advisory basis, the compensation we pay to our named executive officers (the “say-on-pay proposal”);	FOR	57
To approve, on an advisory basis, the frequency of the say-on-pay proposal;	FOR	58
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022; and	FOR	64

Stockholders will also consider any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

VOTING

Stockholders of record as of the close of business on April 11, 2022 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our principal executive offices at 80 Grasslands Road, Elmsford, New York 10523 for the ten days prior to the meeting for any purpose related to the meeting and will be available during the entire time of the virtual meeting.

By Internet You can vote over the Internet at www.proxyvote.com	By Telephone You can vote your proxy over the telephone by calling 1-800-690-6903	By Mail If you requested a printed copy of the proxy materials, you can vote by mail by signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided

The shares voted electronically or represented by the proxy cards received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Internet voting facilities for stockholders of record will be available 24 hours a day beginning immediately and will close at 11:59 p.m., Eastern Time, on June 7, 2022. Voting limitations for beneficial owners will be set forth in the voting instruction form, or you may contact your broker, bank or other nominee.

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ATTENDANCE

To attend the Annual Meeting, you must demonstrate that you were a Party City stockholder as of the close of business on April 11, 2022, or hold a valid proxy for the Annual Meeting from any such stockholder. Due to the ongoing concerns regarding the COVID-19 pandemic and to support the health and well-being of our directors, employees and stockholders, the Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. The Board also believes that holding the annual meeting of stockholders in a virtual format will provide the opportunity for participation by a broader group of stockholders, and reduce the costs associated with planning, holding and arranging logistics for in-person meeting proceedings.

We are committed to ensuring, to the extent possible, that stockholders will be given the same participation rights that they would be given if they attended an in-person meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PRTY2022. You will also be able to vote your shares electronically at the Annual Meeting. Additional information regarding the virtual meeting is provided in the accompanying proxy statement.

By Order of the Board of Directors

Reginald M. Rasch

Chief Legal Officer and Corporate Secretary

Elmsford, NY

April 26, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 8, 2022. This proxy statement and our fiscal year 2022 Annual Report to stockholders are available at www.proxyvote.com as well as on the Investor Relations section of our website at investor.partycity.com.

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About Party City

Helping others create unforgettable moments is what Party City lives for. That’s why our team of party experts create innovative products, brainstorm wild party ideas, and meticulously track trends to celebrate everything from “Taco Tuesday” to Grandma’s 100th birthday; we believe that every celebration deserves to be extraordinary.

We are a leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. With hundreds of retail stores filled with thousands of products across the United States, we make it easy for our customers to find the perfect party supplies, balloons, and costumes for their celebration.

Our retail operations include approximately 830 specialty retail party supply stores (including franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, which offer rapid, contactless, and same day shipping options (including delivery, in store and curbside pick-up), principally through the domain name PartyCity.com.

In addition to our retail operations, we are also one of the largest global designers, manufacturers and distributors of decorated consumer party products, with items found in retail outlets worldwide, including independent party supply stores, mass merchants, grocery retailers, e-commerce merchandisers and dollar stores.

We combine state-of-the-art manufacturing and sourcing operations, sophisticated wholesale operations and multi-channel retail and e-commerce retail operations to design, manufacture, source and distribute party goods throughout the world, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world.

Our products are available or licensed in over 100 countries with the United Kingdom, Canada, Germany, Mexico and Australia among the largest end markets for our products outside of the United States.

Key Financial and
Operational Highlights
of 2021

•     Total revenues for 2021 were $2.2 Billion, an increase of $320 million, or 17% higher than 2020.

•     People matter at Party City. In 2021, we employed approximately 6,400 full time and approximately 10,100 part-time team members

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Corporate Governance

We are committed to excellence in corporate governance standards and practices, with the goal to create long-term value for our stockholders. Our corporate governance highlights, including those listed in the below chart, show our commitment to this principle.

Corporate Governance Highlights

▪     Independent Board Chair

▪     9 of 11 current Directors are independent

▪     All Board committees consist entirely of independent Directors

▪     Executive sessions of non-management Directors are generally held at each Board and committee meeting

▪     64% of Directors have joined our Board since 2018

▪     Annual Board, Director and committee assessments prepared by an independent third-party

▪     Policy of no Director or Executive hedging or pledging of Company stock

▪     Stockholder outreach and engagement program

▪     Access to independent advisors

▪     Annual election of Directors, with no staggered Board

▪     Robust stock ownership guidelines for non-employee Directors and executive officers

▪     Regular risk assessments by the full Board and by each Board committee

▪     ESG oversight by the Nominating and ESG Committee established in 2021

▪     Code of Business Conduct and Ethics applied to all Directors, officers and employees

▪     Director nominees selected based on personal and professional ethics, integrity and values, business acumen and interest in the Company

Leadership of the Board and Its Committees

The Board is responsible for the oversight of our overall strategy and operations. The Board is committed to objective oversight of the Company’s management, especially through its independent leadership and committee membership.

We do not have a fixed policy regarding the separation of the offices of Chair of the Board and Chief Executive Officer and believe that we should maintain the flexibility to select the Chair of the Board and its Board leadership structure, from time to time, based on the criteria that we deem to be in the best interests of the Company and its stockholders at such time.

Currently, the roles of Chief Executive Officer and Chair of the Board are separate, and our Board Chair is an independent director, as the Board believes that such leadership structure effectively allocates authority, responsibility, and oversight between management and the independent members of our board and supports the independence of our non-management directors.

In addition, independent directors are the sole members of the Audit, Compensation, and Nominating and ESG Committees, which oversee critical matters of the Company, including the integrity of the Company’s financial statements, the compensation of executive management, the appointment and nomination of directors, the development of the Company’s corporate governance policies and the Company’s ESG strategy.

Duties and Responsibilities

Chair of the Board	Chief Executive Officer

●    Calling and presiding over all meetings of the Board and all executive sessions of the independent directors.

●    Presiding over all meetings of the Company’s stockholders.

●    Providing advice and counsel to the CEO and other officers regarding the Company’s business and operations.

●    Leading the annual CEO Assessment.

●    Direct consultation and communication with stockholders.

●    General management, oversight, leadership, supervision and control of the day-to-day business and affairs of the Company.

●    Ensure that all directions of the Board are carried into effect.

●    Together with the Board Chair, determine the frequency and length of Board meetings.

●    Together with the Board Chair, establish the agenda for each Board meeting.

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Corporate Governance

Board Independence

Our Corporate Governance Guidelines provide that our Board will be comprised of a majority of directors who are independent. Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being independent as defined by the New York Stock Exchange (“NYSE”) rules.

Our Board reviews any transactions and relationships between each non-management director or any member of his or her immediate family and the Company. The purpose of this review is to determine whether there are any such relationships or transactions and, if so, whether they were inconsistent with a determination that the director was independent. Our Board then makes an affirmative determination as to whether each director or nominee is independent.

As a result of our review process described above, our Board unanimously determined that Messrs. Alsfine, Collins, Conroy, Creekmuir, Frascotti and Matthews and Mses. Dodds-Brown, Fleiss, and Millstone-Shroff are independent under the governance and listing standards of the NYSE.

After considering all of the relevant facts and circumstances, the Board also has determined that each member of the Audit Committee, the Compensation Committee, and the Nominating and ESG Committee qualifies as independent in accordance with the rules established by the SEC and the NYSE for such committees, including the additional independence considerations for members of the Audit Committee and Compensation Committee.

Independent Directors

9 of 11 Directors are Independent

Audit Committee Chair	Independent
Compensation Committee Chair	Independent
Nominating and ESG Committee Chair	Independent

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Corporate Governance

Risk Oversight

Under our Corporate Governance Guidelines, the Board has ultimate responsibility for oversight of the Company’s risk management activities. The Board’s committees assist the Board in overseeing management’s risk assessment and risk management activities within the areas delegated to such committees. A summary of the topics covered by the Board and committee is included below.

Full Board
The full Board regularly receives reports from our committees to aid our understanding of the Company’s risk identification, risk management and risk mitigation strategies. Additionally, the Board is responsible for addressing risks related to our business plan and budget, strategy, liquidity, and crisis management, including our response to the COVID-19 pandemic.

Audit Committee
The Audit Committee regularly reviews – at least annually – our risk management efforts, including receiving reports from members of senior management on areas of material risk, including financial, legal, regulatory, and cyber security risks. Additional risk assessment and management topics include a review of our internal controls, financial reporting, credit risk, and compliance.

Compensation Committee	Nominating and ESG Committee
The Compensation Committee is responsible for reviewing and managing potential risks from CEO and executive officer compensation, Company-wide compensation programs and policies, and significant human resources practices, policies and procedures.	The Nominating and ESG Committee is responsible for monitoring and evaluating our ESG risks as well as our public policy and regulatory risks.

Cybersecurity Risk Oversight

Our information systems are integral in supporting our long-term strategies, are key capabilities necessary to help support all levers of growth, and help us implement informed, data-driven decision making throughout our organization. We are continually working on enhancing our digital technology platforms and elevating our e-commerce capabilities through new functionalities to our retail and wholesale channels. In 2021, we successfully completed key security enhancements, which will serve as the backbone of our ongoing IT roadmap and commenced cloud-based technology infrastructure projects to be completed in 2022.

We maintain entity-wide information security and privacy compliance programs, comprised of risk management policies and procedures surrounding our information systems, cybersecurity practices and protection of consumer and employee personal data and confidential information. Our Board has ultimate oversight of our risk management policies and procedures and has delegated primary responsibility for monitoring the risks and programs in this area to the Audit Committee, which receives regular updates on information security, privacy risk, and compliance from management. The Board also receives regular updates on these topics through management presentations and the Audit Chair report. As part of our compliance programs, all global employees are required to take annual training on information security, including cybersecurity, global data privacy requirements, and compliance measures. We also conduct periodic internal and third-party assessments to test our cybersecurity controls, perform cyber simulations, and continually evaluate our privacy notices, policies and procedures surrounding our handling and control of personal data and the systems we have in place to help protect us from cybersecurity or personal data breaches. Additionally, we maintain network security and cyber liability insurance in order to provide a level of financial protection in the event of certain covered cyber losses and data breaches.

COVID-19 Pandemic Risk Oversight

In response to the ongoing COVID-19 pandemic, Party City has been following a risk-based and phased approach by aligning with government guidelines and mandates for our operations. Throughout the ongoing COVID-19 pandemic, the Board has overseen our crisis management and policies, and supervised our cross-functional responses to ensure that we continue to identify and respond to emerging risks and provide meaningful updates to our stakeholders.

In particular, our Board has actively overseen the impact of the COVID-19 pandemic on our employees, business operations, and our financial position and results of operations through regular updates and communications with management. The Board evaluates the nature and adequacy of management’s responses to the pandemic, including health safeguards, business continuity, internal communications, and infrastructure, and reviews stakeholder communications plans with management, ensuring effective and transparent communications.

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Corporate Governance

Board Annual Performance Reviews

Our Corporate Governance Guidelines provide that the Nominating and ESG Committee is responsible for periodically, and at least annually, conducting a self-evaluation of the Board as a whole. The Nominating and ESG Committee recommends criteria for assessment of the performance of the Board as a whole, for each Board committee, and for individual directors. In addition, the written charters of the Audit Committee, Nominating and ESG Committee, and the Compensation Committee provide that each such committee will evaluate its performance on an annual basis using criteria that it has developed and will report to the Board on its findings. Such evaluations were conducted in 2022 by the Board and each of the committees.

The evaluation topics for 2021 included (i) the composition and independence of the Board, (ii) access to and review of information from management, (iii) responsiveness of the Board to stockholder concerns and (iv) maintenance and implementation of the Company’s Corporate Governance Guidelines.

Our Board and Committee evaluation process for 2021 included the following steps:

Board Evaluation	Each of our Directors responded to tailored questionnaires, meant to enhance the Board’s overall effectiveness by identifying the best practices of a highly effective board and suggested ways to implement these best practices, and evaluating the performance of other Directors.

Committee Evaluations	The Directors also responded to a tailored set of questions for each of their committee assignments and identified committee strengths and accomplishments in 2021 together with recommended changes in committee practices for 2022.

Independent Third-Party Report	To protect anonymity and the integrity of our Board and Committee evaluation process, an independent third party compiled responses to Board and Committee evaluations into a report for our Nominating and ESG Committee Chair.

Discussion of Results	The results of the Board and Committee evaluations process were presented to the Chair of the Nominating and ESG Committee. Each Committee discussed its respective evaluations and determined if any follow-up actions were appropriate.

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Corporate Governance

Board Nominations and Board Refreshment

Our Nominating and ESG Committee is responsible for recommending to the Board candidates to stand for election to the Board at the Company’s annual meeting of stockholders and for recommending candidates to fill vacancies on the Board that may occur between annual meetings of stockholders.

The Nominating and ESG Committee will consider recommendations of director nominees by stockholders so long as such recommendations are sent on a timely basis as set forth in our amended and restated bylaws and as summarized under “Other Information—Annual Meeting Advance Notice Requirements.” We did not receive any director nominations by stockholders for the 2022 Annual Meeting.

Our Nominating and ESG Committee and Board believe that the institutional knowledge of our long-serving Directors should be balanced with fresh perspectives. 64% of our Directors have joined the Board since 2018.

The Board believes that the following Director attributes are key to ensuring strong corporate governance and Board oversight:
Personal and Professional Ethics, Integrity, and Values	Business Savvy	Genuine Interest in our Company
Commitment to Represent the Long-Term Interests of our Stockholders	Mature and Practical Judgment	Diversity in Thought, Experience, Backgrounds, Skills and Viewpoints[2]

Director Recruitment Process

We gather candidate recommendations from Directors, management, and stockholders	Our Nominating and ESG Committee reviews candidates based on established criteria	The Board evaluates candidates and selects nominees for the Annual Meeting	Stockholders vote on nominees at the Annual Meeting	Seven new Directors have been nominated and elected to our Board in the last five years

In September 2020, we entered into a board nomination agreement (the “Board Nomination Agreement”) with certain nominating parties (the “Nominating Parties”) in connection with refinancing transactions in 2020. Pursuant to the terms of the Board Nomination Agreement, the Nominating Parties have the right to jointly designate one individual to be nominated to serve on the Board. We have an ongoing obligation to appoint the Nominating Parties’ nominee, subject to the nominee meeting the requirements specified in Section 1(f) of the Board Nomination Agreement and being reasonably acceptable to the Nominating and ESG Committee of the Company, until the earlier of (i) August 15, 2025, (ii) the 15.00% senior secured notes due 2025 (the “Notes”) are accelerated or otherwise become due prior to August 15, 2025, or (iii) the Board Nomination Agreement terminates because (x) the Nominating Parties in aggregate hold less than $40 million in Notes or (y) all Nominating Parties cease to be a Nominating Party by virtue of each Nominating Party no longer holding at least 50% of the Notes as of the date of the Board Nomination Agreement.

2   see “Skills, Qualifications, and Experience” below for more information

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Corporate Governance

Stockholder Engagement

Our Board values the input of our stockholders, and we are committed to maintaining stockholder outreach programs that provide a constructive dialogue. In 2022, we increased the scope of our existing stockholder engagement program, with participation by management, and oversight by our Nominating and ESG Committee. Our engagement program is intended to provide stockholders with honest, candid information on relevant issues, including on our corporate strategy, Board oversight of key risk areas, and executive compensation. We also gather stockholder views and feedback, including on the engagement program itself. In chart below, we detail the features of our inaugural stockholder engagement program, which is ongoing.

Before the Annual Meeting	Annual Stockholder Meeting
• Discuss stockholder proposals (if any). • Publish our Annual Report and Proxy Statement. • The Nominating and ESG Committee receives a report on the engagement program.	• Conduct virtual engagements with stockholders (as necessary). • Receive voting results for Board and stockholder proposals.

After the Annual Meeting	Off-Season Engagement

•        Discuss voting results from the Annual Meeting.

•        Review corporate governance trends, recent regulatory developments, and the company’s own corporate governance documents, policies and procedures.

•        Consider topics for discussions during off-season stockholder engagements.

•        One-on-One meetings between stockholders, our Directors (if appropriate or requested) and members of management.

•        Attend and participate in investor and corporate governance-related events.

•        Evaluate potential changes to the Board, corporate governance, and other relevant matters given stockholder feedback.

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Corporate Governance

Board Experience and Diversity

We seek to have a Board that represents diversity as to experience, gender and ethnicity/race, though we do not have a formal policy with respect to Board diversity. We also seek a Board that reflects a range of talents, ages, skills, viewpoints, professional experience, educational background and expertise to provide sound and prudent guidance with respect to our operations and interests.

DIVERSITY	TENURE
0 to 5 Years
5 to 10 Years
> 10 Years
AGE
Less than 50
50 to 60
Greater than 60
3 Directors are Female 1 Director is Black or African American

Corporate Governance Guidelines
and Code of Business Conduct and Ethics

The Board has adopted Corporate Governance Guidelines setting forth guidelines and standards with respect to the role and composition of the Board, the functioning of the Board and its committees, the compensation of directors, succession planning and management development, the Board’s and its committees’ access to independent advisers and other matters. The Nominating and ESG Committee of the Board reviews and assesses corporate governance developments and recommends to the Board modifications to the Corporate Governance Guidelines as warranted. The Company has also adopted a Corporate Code of Business Conduct and Ethics for its directors, officers, and employees.

The Corporate Governance Guidelines and Corporate Code of Business Conduct and Ethics are posted on the Company’s website at investor.partycity.com under the Corporate Governance section. If we make any substantive amendment to the Corporate Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver, from a provision of the Corporate Code of Business Conduct and Ethics to certain executive officers, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on our website or in a report on Form 8-K.

Succession Planning and Management Development

CEO & Management Succession Planning	Management Development
The Board and the Nominating and ESG Committee are required to review senior management succession planning together with the CEO on an annual basis. This succession planning includes the development of policies and principles for selection of a CEO, including succession in the event of an emergency or the retirement of the CEO.	The Board, the Compensation Committee, and the Nominating and ESG Committee review management development together with the CEO on an annual basis. This management development process includes an annual evaluation of the CEO led by the Chair of the Compensation Committee.

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Corporate Governance

Overboarding Policy

We expect that each of our directors will be able to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties on our behalf, including attending Board and applicable committee meetings. Accordingly, the Corporate Governance Guidelines provide that Board members should not serve on more than a total of four public company boards of directors. In addition, Board members who hold the position of executive officer of a public company should not serve on more than a total of two public company boards (including the board of his or her own company). Further, no member of the Audit Committee may sit on more than three separate audit committees, unless the Board determines that sitting on a fourth audit committee would not impair the ability of such member to effectively serve on the Audit Committee.

Joel Alsfine currently serves on the audit committee of four public companies, including the Company. The Board has considered whether such simultaneous service would impair his ability to effectively serve on the Audit Committee. In its analysis, the Board considered the Committee’s demanding roles and responsibilities and the time commitment required by such service. The Board also considered the skills and experience of Mr. Alsfine, and his various commitments. After careful consideration, the Board concluded that Mr. Alsfine’s other audit committee service does not impair his ability to effectively fulfill his responsibilities as a member of the Audit Committee.

Director Orientation and Continuing Education

All new Directors participate in an orientation program within three months from their election or appointment. The orientation program includes presentations by senior management on the following aspects: to familiarize new Directors with the Company’s strategic plans. Additionally, Directors are encouraged to attend continuing educational programs offered by the Company or other organizations related to discharging their duties as Board or Committee members. In 2021, we offered the following resources and supported Director attendance at the following educational programs:

Director Orientation Program

▪        Review of our strategic plan and outlook

▪        Presentation on material financial, accounting and risk management issues

▪        Review of compliance programs, conflict policies, code of ethics and other controls

▪        Introduction to our principal officers, and internal and independent auditors

Continuing Education
▪ New member orientation ▪ Membership with the National Association of Corporate Directors ▪ Presentations made by third party advisors, including ESG experts

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Corporate Governance

Communications with Directors

We are committed to ensuring that the views of stockholders and other interested parties are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Stockholders and other interested parties may communicate with the Board or individual directors, as applicable, by sending a letter to the director, c/o Secretary, Party City Holdco Inc., 80 Grasslands Road, Elmsford, New York 10523. All such letters will be promptly forwarded to the Board or individual directors, as applicable, by the Secretary.

Board Meetings and Annual Meeting Attendance

During the year ended December 31, 2021, the Board held five (5) meetings. Each of the current directors attended at least 75% of the total of (i) the meetings of the Board held during the period for which he or she has been a director and (ii) the meetings of the committee(s) on which that director served during such period.

We do not have a formal policy regarding director attendance at our annual meeting of stockholders. Each director who is up for election at the Annual Meeting is expected to attend the Annual Meeting online. All eleven directors then in office attended the 2021 annual meeting of stockholders.

2021 Average Board Attendance
100%

In addition to regular meetings of the full Board, the Company’s independent directors regularly meet in executive sessions without management participation. Currently, Norman S. Matthews, Chair, presides over such executive sessions.

Board Mission

The core responsibility of the directors is to exercise their business judgment to act in the best interests of the Company and its stockholders, and in making this determination, directors may take into consideration the interests of other stakeholders.

Directors must fulfil their responsibilities consistent with their fiduciary duties to the Company and its stockholders, in compliance with all applicable laws and regulations.

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Corporate Governance

Environmental, Social and Governance Matters

ESG Oversight

At the board level, our Nominating and ESG Committee oversees our ESG programs, policies and practices. The Nominating and ESG Committee’s duties include monitoring and evaluating the Company’s programs, policies and practices relating to ESG issues and making recommendations to the Board regarding the Company’s overall ESG strategy.

In 2021, we continued to advance our ESG strategy by establishing a management-level ESG Steering Committee, which is comprised of senior leaders and cross-functional members from major business functions. The purpose of the ESG Steering Committee is to (i) establish programs, policies and practices relating to ESG matters and (ii) assist the Nominating and ESG Committee in fulfilling its oversight responsibilities with respect to ESG matters.

We have conducted an ESG Priority Assessment to identify the ESG topics that are most relevant for our business and stockholders, and intend to use the results of this assessment to guide our efforts as we further develop and advance our ESG strategy in an effort to enhance our long-term value. We believe our approach to ESG management helps to enable us to create long-term value for our stockholders by advancing the interests of our other stakeholders.

Human Capital Management

Our purpose is to inspire and make it easy for our customers to create unforgettable memories. We seek to embed this purpose and the principles that guide us in how we work every day – Customer First, People Matter, It Can Be Done, and Celebrate – into the culture through enterprise-wide change initiatives, grounded in the retention and engagement of our team members.

Attracting and Engaging Employees

We endeavor to make it easy to be a successful employee at Party City. We offer comprehensive on-boarding programs as well as a variety of leadership, technical and compliance training that enables our employees to contribute to the company’s most important initiatives. Our leaders also participate in training focused specifically on leading in a hybrid environment. We have advanced engagement by fostering two-way dialogues via employee surveys and communication forums as well as enhanced and simplified technology-enabled people operations support and access to employee information. We have an “open door” policy for employees to report concerns and we also provide an anonymous reporting hotline available in multiple languages and managed by an independent third party.

Total Rewards

Our total rewards and benefits programs have been harmonized across the enterprise to maximize effectiveness and to accelerate eligibility for participation. We offer comprehensive benefits including medical, dental and vision, as well as a healthcare concierge that partners with employees to more effectively and efficiently navigate the healthcare system. We have implemented and expanded reward programs tied to short and long-term priorities and performance. We believe that offering our team members access to comprehensive total rewards programs are important steps to drive employee retention and positive employee relations. We have also improved market competitiveness by making significant investments in compensation to attract, retain and engage our talent in our retail stores and throughout our manufacturing plants and in our distribution centers.

Talent Attraction

We have redesigned our talent attraction and succession management approach from the top down, which we believe will improve our implementation of key strategies to address localized market conditions. We believe these targeted efforts meet immediate and long-term staffing needs and build capability to deliver our overall business strategy.

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Corporate Governance

Diversity, Equity, Inclusion, and Belonging

We designed our diversity, equity, inclusion, and belonging (“D, E, I & B”) strategy in 2020, and, in 2021, we furthered our strategy by focusing on three core components: raising awareness, creating a learning culture, and developing our infrastructure to embed diversity, equity, inclusion and belonging into our people practices and behaviors. We also implemented an Enterprise Belonging Council and a Diversity Review Committee, both fueled by employee participation and leadership commitment. We endeavor to weave the key tenants of our D, E, I & B strategy into the fabric of our transformation and people programs and processes.

Party City is also committed to working and partnering with small businesses across the nation and in particular minority and women owned businesses. As an example, over a third of the businesses we employ for the repair and maintenance of our retail stores are minority and women owned. We are proud of this accomplishment and plan to continue to seek new opportunities for our small business partners.

Safety

Safety is a priority and we have invested in training and awareness campaigns to promote safe operating practices in our manufacturing plants and distribution centers, stores and corporate offices.

We maintained a rigorous focus on protocols and safety practices including masking, social distancing, temperature checks and sanitizing and we continue to invest in resources to track and manage COVID-19 cases.

Environmental Sustainability

The following summarizes some of the initiatives that we have undertaken to support environmentally sustainable practices in our own operations and in the operations of suppliers and customers:

▪	Using energy, land, air, and water resources more efficiently in facilities and processes;
▪	Implementing environmental and energy conservation programs;
▪	Increasing use of recycled and recyclable materials in product and packaging;
▪	Using responsibly sourced timber products, including FSC-certified material;
▪	Reducing packaging materials, especially resin-based items;
▪	Expanding the breadth of our consumer products offerings to include renewably sourced items (such as sugar cane, corn, or bamboo) and items that extend beyond single use (such as ceramics);
▪	Reducing waste and energy consumption at company-owned facilities;
▪	Identifying products and packaging that can be replaced or redesigned to lessen environmental impact; and
▪	Communicating with consumers about proper use, re-use, and disposal of our branded products.

In addition, as part of its oversight responsibilities, Party City’s ESG Steering Committee plans to continue to examine and assess (i) strategies regarding the use of sustainable materials and packaging for our products and (ii) various potential environmental sustainability measures and initiatives, including greenhouse gas emission measurement and reduction. To address these strategies and potential measures and initiatives effectively and efficiently, Party City’s ESG Steering Committee has formed a number of ESG working groups, including ESG working groups focusing on product development, merchandising, manufacturing, balloons, logistics and transportation, and facilities and energy. Each ESG working group is comprised of Party City personnel with operational expertise that is relevant to the working group’s area of focus. These ESG working groups will assist the ESG Steering Committee with respect to its responsibility to establish programs, policies and practices relating to ESG matters by examining and assessing various potential ESG measures and initiatives, including potential environmental sustainability measures and initiatives, with strategic direction and oversight provided by the ESG Steering Committee.

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Corporate Governance

Our ESG Governance Structure

Board of Directors
The Board reviews ESG priorities, sets the strategic agenda and “from the top,” and establishes key oversight features.	The Board receives updates on the Company’s ESG program and progress from the Nominating and ESG Committee.
Nominating and ESG Committee
The Nominating and ESG Committee monitors and evaluates our programs, policies and practices relating to ESG issues and makes recommendations to the Board regarding our overall ESG strategy.
The Nominating and ESG Committee engages with the management level ESG Steering Committee to ensure alignment on the Board’s ESG priorities.	The Nominating and ESG Committee receives reports on progress against ESG Steering Committee priority workstreams.
ESG Steering Committee
Our management level ESG Steering Committee establishes our ESG programs, policies and practices, and assists the Nominating and ESG Committee in fulfilling its oversight responsibilities with respect to ESG matters.
The ESG Steering Committee delegates to the ESG Working Groups and promotes buy-in from across the business.	The ESG Working Groups identify priority workstreams as seen “from the ground floor” and provide updates on progress to the ESG Steering Committee.
ESG Working Groups
The ESG working groups are comprised of Party City personnel with relevant operational expertise, and they assist the ESG Steering Committee in establishing programs, policies and practices relating to ESG matters.

Product	Manufacturing	Balloons	Merchandising

Facilities & Energy	Human Resources	Legal / Compliance	Logistics & Transportation

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Corporate Governance

Committees of the Board

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and ESG Committee. Each committee operates pursuant to a charter that has been approved by the Board. The charters for each of our Board committees are available on our website at investor.partycity.com under the Corporate Governance section. References to any website addresses are not intended to function as hyperlinks and, except as specified herein, the information contained on or accessible through such websites is not part of this Proxy Statement.

The current composition of each committee is as follows:

	Audit Committee	Compensation Committee	Nominating and ESG Committee
Joel Alsfine(1)
Steven J. Collins(2)
James G. Conroy(3)
William S. Creekmuir
Sarah Dodds-Brown(4)
Jennifer Fleiss
John A. Frascotti(5)
Norman S. Matthews
Michelle Millstone-Shroff(6)

(1)	Joel Alsfine was appointed to the Audit Committee in September 2020.
(2)	Steven J. Collins was appointed Chair of the Compensation Committee in July 2020.
(3)	James G. Conroy was appointed Chair of the Nominating and ESG Committee in January 2020.
(4)	Sarah Dodds-Brown was appointed to the Audit Committee in October 2020.
(5)	John A. Frascotti was appointed to the Audit Committee in January 2020.
(6)	Michelle Millstone-Shroff was appointed to the Compensation Committee in January 2020. Prior to January 2020, she served as a member of the Audit Committee.

Committee Chair	Committee Member

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Corporate Governance

Audit Committee

Members	Primary Duties and Responsibilities

William S. Creekmuir (Chair)

Joel Alsfine

Sarah Dodds-Brown

John A. Frascotti

Our Board has determined that each director appointed to the Audit Committee is “financially literate” as described in the NYSE listing standards, and that each of Messrs. Alsfine and Creekmuir are each an “audit committee financial expert” within the meaning of the SEC regulations and has accounting or related financial management expertise.

Our Board has adopted a written charter pursuant to which the Audit Committee operates, which is reviewed periodically and at least annually.

Meetings

The Audit Committee met five times during 2021.

Attendance

The average attendance of director nominees at Audit Committee meetings in 2021 was 100%.

▪      Appoint, compensate, retain and oversee the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and review and appraise the audit efforts of our independent accountants;

▪      Review our reports filed with or furnished to the SEC that include financial statements, results or guidance, and produce an Audit Committee report for inclusion in our annual proxy statement or annual report;

▪      Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters;

▪      Engage independent counsel and other advisers, as necessary;

▪      Determine funding of various services provided by accountants or advisers retained by the Committee;

▪      Serve as an independent and objective party to oversee our internal controls and procedures system;

▪      Oversee compliance with legal and regulatory requirements, including any violations of the Code of Business Conduct and Ethics;

▪      Review policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process;

▪      Oversee our charitable activities along with our business continuity and disaster preparedness planning;

▪      Review our public disclosures with respect to any sustainability accounting standards;

▪      Oversee the scope of work and performance of the internal audit function; and

▪      Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

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Corporate Governance

Compensation Committee

Members	Primary Duties and Responsibilities

Steven J. Collins (Chair)

Norman S. Matthews

Michelle Millstone-Shroff

Our Board has adopted a written charter under which the Compensation Committee operates, and the charter is reviewed annually.

Meetings

The Compensation Committee met six times during 2021.

Attendance

The average attendance of director nominees at Compensation Committee meetings in 2021 was 100%.

▪      Review and approve corporate and individual goals and objectives relevant to executive officer compensation and evaluation of the performance of executive officers in light of the goals and objectives;

▪      Review and approve executive officer compensation;

▪      Oversee the annual evaluation of the performance, and compensation, of the Company’s Chief Executive Officer;

▪      Evaluate appropriate peer group benchmarking in connection with evaluation of executive officer and director compensation;

▪      Recommend to the Board regarding the adoption of new incentive compensation and equity-based plans, and administration of our existing incentive compensation and equity-based plans;

▪      Recommend to the Board regarding compensation of the members of the Board and its committees;

▪      Review and collaborate with management the compensation discussion and analysis to be included in our filings with the SEC and preparation of an annual Compensation Committee report for inclusion in our annual proxy statement or annual report;

▪      Review and approve any significant non-executive compensation and benefits plans;

▪      Analyze risk as part of the review of our compensation policies and practices for all employees;

▪      Appoint, compensate, retain, and oversee the work of any compensation consultant; and

▪      Review significant policies, practices, and procedures concerning human resource-related matters.

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Corporate Governance

Nominating and ESG Committee

Members	Primary Duties and Responsibilities

James G. Conroy (Chair)

Steven J. Collins

Norman S. Matthews

Our Board has adopted a written charter pursuant to which the Nominating and ESG Committee operates, which is reviewed periodically.

Meetings

The Nominating and ESG Committee met four times during 2021.

Attendance

The average attendance of director nominees at Nominating and ESG Committee meetings in 2021 was 100%.

▪      Recruit and retain qualified persons to serve on our Board;

▪      Propose such individuals to the Board for nomination for election as directors and to fill any vacancies on the Board;

▪      Evaluate the size and composition of our Board and committees;

▪      Review the practices and policies with respect to directors, including stock ownership guidelines;

▪      Oversee the annual evaluation of the performance of the Board;

▪      Oversee ESG programs, policies and practices;

▪      Review policies with respect to significant issues of corporate public responsibility, and monitor key public policy trends, issues, regulatory matters and other concerns that may affect our business, strategies, operations, performance, or reputation;

▪      Establish and oversee program with regard to Board education; and

▪      Periodically assess the Company’s Corporate Governance Guidelines.

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Proposal 1

ELECTION OF 10
DIRECTORS

Upon the recommendation of the Nominating and ESG Committee, the Board has nominated Messrs. Alsfine, Collins, Conroy, Creekmuir, Frascotti, Matthews and Weston and Mses. Dodds-Brown, Fleiss and Millstone-Shroff to serve as directors. Each nominee has consented to be named in this proxy statement and agreed to continue to serve as a director if elected by the stockholders. If any of them should become unavailable, the Board may designate a substitute nominee. In that case, the Company will provide additional disclosures to stockholders, and the proxy holders named as proxies in the accompanying proxy card will vote for the Board’s substitute nominee. Alternatively, the Board may leave the position vacant or reduce the size of the Board.

James M. Harrison, who has served as a director of the Company since 2012, will complete his tenure as a Board member at the Annual Meeting. The Board thanks Mr. Harrison for his years of dedicated service to the Board and his significant contributions to the Company.

Director Nominees

General Information

Below is a summary of the Nominees for election as Director at the Annual Meeting, their ages as of April 11, 2022 and the year they were each first elected to the Board.

Name	Age	Position	Director Since
Norman S. Matthews	89	Non-Executive Chair and Director	2013
Joel Alsfine	52	Director	2020
Steven J. Collins	53	Director	2012
James G. Conroy	52	Director	2019
William S. Creekmuir	66	Director	2016
Sarah Dodds-Brown	49	Director	2020
Jennifer Fleiss	38	Director	2020
John A. Frascotti	61	Director	2019
Michelle Millstone-Shroff	47	Director	2019
Bradley M. Weston	57	Chief Executive Officer and Director	2020

We seek nominees who possess strong personal and professional ethics, integrity and values, are business savvy and genuinely interested in the Company, and are committed to representing the long-term interests of the stockholders. The Board believes that diversity in thought, experience, backgrounds, skills and viewpoints contributes to and enhances the Board’s capabilities. In identifying and recommending nominees to the Board, the Nominating Committee will consider a number of factors, including the skills, qualifications and experience described below.

We believe that all of our nominees possess the professional and personal qualifications necessary for board service.

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Proposal 1

Skills, Qualifications, and Experience

Our nominees contribute to our Board the individual experiences, qualifications, attributes, skills and self-identified diversity traits as shown in the following matrix. The skills identified in the matrix are intended as a high-level summary and not an exhaustive list:

	MATTHEWS	ALSFINE	COLLINS	CONROY	CREEKMUIR	DODDS-BROWN	FLEISS	FRASCOTTI	MILLSTONE-SHROFF	WESTON
Brand Marketing Experience
Corporate Social Responsibility Experience
Environmental & Sustainability Experience
Executive Leadership Experience
Financial/Capital Allocation Experience
Governmental & Public Policy Experience
Human Capital Management Experience
Industry Experience
International Operations & Distribution Experience
Public Company Board Experience
Technology Experience
Race/Ethnicity
African American or Black
White or Caucasian
Gender
Female
Male

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Proposal 1

Director Nominee Skills

The experiences, qualifications, attributes, and skills of our nominees were assessed using the following definitions:

Brand Marketing Experience	We believe it is important for our directors to have brand marketing experience because of the importance of image and reputation in our business and our objective to maintain our standing as one of the most recognized and respected party good supplier brands in the world.
Corporate Social Responsibility Experience	Experience in advocating for gender and racial equality, human rights and effective corporate citizenship ensures that the Company remains at the forefront of advancing social justice, diversity and inclusivity.
Environmental & Sustainability Experience	Experience in environmental and sustainability topics strengthens the Board’s oversight and assures that strategic business imperatives and long-term value creation for shareholders are achieved within a responsible and sustainable business model.
Executive Leadership Experience	We believe that it is important for our directors to have served in executive leadership roles at other organizations (for example, as a Chief Executive Officer or President), which demonstrates strong abilities to motivate and manage others, to identify and develop leadership qualities in others and to manage organizations. Our global scale and complexity require aligning multiple areas of operations, including, but not limited to, marketing, merchandising, supply chain, human resources, real estate and technology. Directors with executive leadership experience are uniquely positioned to contribute practical insight into business strategy and operations and support the achievement of strategic priorities and objectives.
Financial/Capital Allocation Experience	We are committed to strong financial discipline, effective allocation of capital, an appropriate capital structure, risk management, legal and regulatory compliance and accurate disclosure practices. We believe that directors who have senior financial leadership experience at large global organizations and/or financial institutions and directors who are experienced allocators of capital are instrumental to our success.
Governmental & Public Policy Experience	We believe that it is important for our directors to have experience in public policy to help us address significant public policy issues, adapt to different business and regulatory environments and facilitate our work with various governmental entities both domestically and around the world.
Human Capital Management Experience	It is important that our directors have experience managing and developing values and culture in a global work force because our people are one of our most valuable assets.
Industry Experience	We seek directors who have experience in a broad cross section of industries, including consumer products, retail and technology, and other experiences useful in understanding our operations.
International Operations & Distribution Experience	The Company has operations around the globe. Accordingly, international operations experience is important for our directors to have, especially as we continue to expand globally and develop new channels of distribution.
Public Company Board Experience	Directors who have served on other public company boards can offer advice and perspective with respect to board dynamics and operations, relations between the board and our management and other matters, including corporate governance, executive compensation, risk management and oversight of strategic, operational, compliance-related matters and relations with shareholders.
Technology Experience	Our business has become increasingly complex as we have enhanced our offerings, expanded our global footprint and increased online customer ordering capabilities. This increased complexity requires a sophisticated level of technology resources and infrastructure as well as technological expertise, including with respect to responsible innovation. And, as a consumer retail company, it is important for our directors to have digital and social media experience, which can provide insight and perspective with respect to our various business functions.

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Proposal 1

Director Nominee Biographies

Norman S. Matthews

Non-Executive Chair and Director

Director Since	Age	Committees
May 2013 Independent	89	Compensation Nominating and ESG

Norman S. Matthews has been a member of our Board since May 2013 and has served as non-executive Chair of the Board since June 2018.

Director Qualifications

▪      Mr. Matthews’ is qualified to serve on our Board due to his extensive experience in strategic marketing and sales, his over 30 years of experience as a senior business leader in marketing and merchandising at large public companies and his valuable expertise in compensation programs and strategy.

Professional Experience and Biography

▪      Mr. Matthews has worked as an independent consultant and venture capitalist since 1989.

▪      From 1978 to 1988, Mr. Matthews served in various senior management positions for Federated Department Stores, Inc., including President from 1987 to 1988.

▪      In 2005, Mr. Matthews was named as one of eight outstanding directors by the Outstanding Directors Exchange (an annual award voted on by peer directors and awarded to an outstanding director for the key role he played during a crisis, business transformation or turnaround).

▪      Mr. Matthews is a Princeton University graduate, and earned his MBA from Harvard Business School.

Current Public Company Directorships

▪      The Children’s Place, Inc. (NASDAQ: PLCE) (Chair)

▪      Grocery Outlet (NASDAQ: GO)

▪      ThredUp (NASDAQ: TDUP).

Other Experience

▪      Director emeritus of The Progressive Corporation, Sunoco, Inc., Toys ‘R’ Us, Inc., Federated Department Stores, Inc., and Henry Schein, Inc. and trustee emeritus at the American Museum of Natural History.

Joel Alsfine

Senior Advisor, MSD Capital

Director Since	Age	Committees
September 2020 Independent	52	Audit

Joel Alsfine has been a member of our Board since September 2020.

Director Qualifications

▪      Mr. Alsfine is qualified to serve on our Board due to his extensive capital markets, investment, financial and risk management experience from his executive and consulting roles, as well as his public company directorships and experience serving as an analyst focusing on public company equity. Mr. Alsfine was nominated to the Board by the Nominating Parties pursuant to the Board Nomination Agreement.

Professional Experience and Biography

▪      Mr. Alsfine is an independent consultant. He primarily provides advice to family offices and other family-backed investment organizations. He is also a Senior Advisor to MSD Capital, an investment firm formed to manage the capital of Michael Dell and his family. Mr. Alsfine has held this role since July 2020.

▪      Until July 2020, Mr. Alsfine was a Partner and the head of the Tactical Investments Group at MSD Capital. Mr. Alsfine joined MSD Capital in 2002 as an analyst focusing on investing in public equity securities and subsequently became the portfolio manager of a large, concentrated public equity portfolio. Mr. Alsfine became a Partner of MSD in February 2014.

▪      Prior to joining MSD, Mr. Alsfine worked at TG Capital Corp, a single-family investment office investing across all asset classes, McKinsey & Company, and accounting firm Fisher Hoffman Stride.

▪      Mr. Alsfine earned an MBA from Stanford Graduate School of Business and a Bachelor of Commerce (Honors) in Accounting from the University of the Witwatersrand in South Africa.

Current Public Company Directorships

▪      Asbury Automotive Group Inc. (NYSE: ABG)

▪      Life Time Group Holdings, Inc. (NYSE: LTH)

▪      CC Neuberger Principal Holdings II (NYSE: PRPB), a special purpose acquisition company.

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Proposal 1

Director Nominee Biographies

Steven J. Collins

Managing Director, Exeter Capital

Director Since	Age	Committees
July 2012 Independent	53	Compensation (Chair) Nominating and ESG

Steven J. Collins has been a member of our Board since July 2012.

Director Qualifications

▪      Mr. Collins is qualified to serve on our board of directors due to his experience serving as a director of various public and private companies and significant knowledge of the retail and consumer sectors.

Professional Experience and Biography

▪      Mr. Collins founded Exeter Capital, a private equity firm, in 2019 and serves as a Managing Director.

▪      Prior to joining Exeter Capital, Mr. Collins was a Managing Director at Advent International, a global private equity firm, from 2007 to 2017. Mr. Collins joined Advent in 1995 and re-joined after graduate school in 2000.

▪      He earned a B.A. and B.S. from the University of Pennsylvania’s Wharton School and an MBA from Harvard Business School.

Current Public Company Directorships

▪      Kirkland’s Inc. (NASDAQ: KIRK)

Prior Public Company Directorships in Last 5 Years

▪      Bojangles (NASDAQ: BOJA), a chain of fast-food restaurants from 2011 to 2019.

Other Experience

▪      Serves on the boards of several privately-held businesses.

James G. Conroy

President, CEO and Director, Boot Barn

Director Since	Age	Committees
September 2019 Independent	52	Nominating and ESG (Chair)

James G. Conroy has been a member of our Board since September 2019.

Director Qualifications

▪      Mr. Conroy is qualified to serve on our board of directors due to his expertise in the strategic and operational aspects of the retail industry, which he has gained over 30 years of experience.

Professional Experience and Biography

▪      Mr. Conroy has been a director and the President and Chief Executive Officer of Boot Barn (NYSE: BOOT) since 2012.

▪      Prior to joining Boot Barn, Mr. Conroy served in various roles at Claire’s Stores, including Chief Operating Officer and Interim Co-Chief Executive Officer during 2012, President from 2009 to 2012 and Executive Vice President from 2007 to 2009.

▪      Previously, he held roles at Viacom Entertainment in their Retail Group from 1996 to 1998, Kurt Salmon Associates from 2003 to 2005 and Deloitte Consulting.

▪      Mr. Conroy earned a bachelor’s degree in business management and marketing, and an MBA from Cornell University.

Current Public Company Directorships ▪ Boot Barn (NYSE: BOOT) Other Experience ▪ Currently serves on the boards of Children’s Hospital of Orange County and Orange County School of the Arts (OCSA).

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Proposal 1

Director Nominee Biographies

William S. Creekmuir

President, Pinnacle Search Partners

Director Since	Age	Committees
March 2016 Independent	66	Audit (Chair)

William S. Creekmuir has been a member of our Board since March 2016.

Director Qualifications ▪ Mr. Creekmuir is qualified to serve on our Board of Directors due to his extensive experience in financial executive roles and deep knowledge of finance.

Professional Experience and Biography

▪      Mr. Creekmuir is President of Pinnacle Search Partners, LLC (“Pinnacle”), a global executive search firm, and has served in that capacity since December 2015. Originally hired as a consultant to Pinnacle in 2014, he quickly assumed roles of continuing responsibility and became owner of the company in December 2015.

▪      From October 2011 through January 2015, Mr. Creekmuir served as an independent consultant, including consulting for Pinnacle and acting as the Interim Chief Financial Officer of Sleep Innovations, Inc.

▪      Mr. Creekmuir served as Executive Vice President and Chief Financial Officer of Simmons Bedding Company from 2000 to 2011.

▪      Mr. Creekmuir served as the Executive Vice President and Chief Financial Officer of LADD Furniture, Inc. from 1992 to 2000.

▪      His earlier years were spent with Big 4 global accounting firm KPMG where he was ultimately named Partner and held responsibilities in the United States and Ireland.

▪      Mr. Creekmuir earned a BS in Business Administration from the University of North Carolina at Chapel Hill.

Current Public Company Directorships

▪      Flexsteel Industries, Inc. (NASDAQ: FLXS)

Other Experience

▪      Is a member of the President’s Advisory Council at Elon University, is on the American Home Furnishings Alliance Solution Partners board, and is Chair of the Statistics Committee of the International Sleep Products Association.

Sarah Dodds-Brown

EVP & Managing Counsel, American Express

Director Since	Age	Committees
October 2020 Independent	49	Audit

Sarah Dodds-Brown has been a member of our Board since October 2020.

Director Qualifications

▪      Ms. Dodds-Brown is qualified to serve on our Board of Directors due to her extensive expertise in regulatory, legal, privacy, consumer and merchant matters, as well as her significant experience activating cultural engagement and promoting diversity and inclusion across global organizations.

Professional Experience and Biography

▪      Since 2005, Ms. Dodds-Brown has served in a variety of leadership positions in the General Counsel’s Organization at American Express (NYSE: AXP), including currently as Executive Vice President and Managing Counsel leading the Global Enterprise Services & U.S. Market. Her team provides legal expertise and advice across a range of global subject matter and regulatory areas, including digital transactions, technology, intellectual property, antitrust, bank regulatory, advertising and marketing and privacy and data law. Prior to that, Ms. Dodds-Brown led the U.S. Business Legal Group providing legal and regulatory support across the company’s U.S. consumer, commercial and global merchant and network services businesses.

▪      Ms. Dodds-Brown currently serves as an Adviser on an American Law Institute project focused on developing principles for a data economy.

▪      Previously, Ms. Dodds-Brown worked at Paul, Weiss, Rifkind, Wharton & Garrison LLP in the firm’s M&A and private equity practices.

▪      Ms. Dodds-Brown earned a JD from Columbia University School of Law and a B.A. from Duke University.

Other Experience ▪ Is active with educational and civic organizations, including the Board of Trustees for The WNET Group and Rye Country Day School and the Board of Directors for DirectWomen.

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Proposal 1

Director Nominee Biographies

Jennifer Fleiss

Venture Partner, Volition Capital
Co-Founder & Director, Rent the Runway

Director Since	Age
September 2020 Independent	38

Jennifer Fleiss has been a member of our Board since September 2020.

Director Qualifications

▪      Ms. Fleiss is qualified to serve on our board of directors due to her significant executive experience, digital expertise, and record of building unique marketplace platforms that disrupt the traditional shopping experience and enable leading retail businesses.

Professional Experience and Biography

▪      Ms. Fleiss is a Venture Partner at Volition Capital, a growth equity firm, since February 2021.

▪      In November 2008, Ms. Fleiss co-founded Rent the Runway, Inc. (“Rent the Runway”), an online service that provides designer dress and accessory rentals.

▪      In March 2017, Ms. Fleiss co-founded Walmart’s text-based shopping service (previously named Jetblack).

▪      Additionally, Ms. Fleiss currently serves as an adviser to and investor in consumer start-ups and venture funds.

▪      Ms. Fleiss earned an undergraduate degree from Yale University and an MBA from Harvard Business School.

Current Public Company Directorships

▪      Rent the Runway Inc (NASDAQ:RENT)

▪      Apollo Strategic Growth Capital (NYSE: APSG), a special purpose acquisition company within Apollo Global Management, Inc.

Other Experience

▪      Board member at Shutterfly, Inc., a photography products and image sharing company.

John A. Frascotti

Special Advisor & Director, Hasbro

Director Since	Age	Committees
September 2019 Independent	61	Audit

John A. Frascotti has been a member of our Board since September 2019.

Director Qualifications

▪      Mr. Frascotti is qualified to serve on our board of directors due to his experience as a senior executive, and his extensive experience in the strategic and operational aspects of the consumer products, gaming, and entertainment industries.

Professional Experience and Biography

▪      Mr. Frascotti served as the President and Chief Operating Officer of Hasbro, Inc. (NASDAQ:HAS) from 2018 until his retirement on March 31, 2021, and served as a Special Advisor to Hasbro from April 1, 2021 until March 31, 2022. Mr. Frascotti joined Hasbro in 2008 as Executive Vice President and Chief Marketing Officer, became President of Hasbro Brands in 2014, and became President of Hasbro in 2017. In 2018, he was also named Chief Operating Officer. Mr. Frascotti served as a member of Hasbro’s Board of Directors from 2018 to 2021.

▪      Before joining Hasbro, Mr. Frascotti served in several senior executive positions at Reebok International Ltd. and myteam.com and the law firms of Mitchell, Silberberg & Knupp in Los Angeles and Palmer & Dodge in Boston.

▪      Mr. Frascotti earned his B.A. in Economics from Yale University, where he graduated Phi Beta Kappa and summa cum laude, and his JD, cum laude, from Harvard Law School.

Current Public Company Directorships

▪      The Children's Place, Inc. (NASDAQ: PLCE), a specialty retailer of children’s apparel and accessories.

Other Experience

▪      Was a member of the Board of the SeriousFun Children's Network.

▪      Was a member of the Board of Directors of Corus Entertainment, Inc. in Toronto, Canada, the Toy Association, the Discovery Family Channel, and the Hasbro Children’s Fund.

Party City Holdco Inc.    |    2022 Proxy Statement    |     27

Proposal 1

Director Nominee Biographies

Michelle Millstone-Shroff

Former President and COO, Buy Buy Baby, Inc.

Director Since	Age	Committees
February 2019 Independent	47	Compensation

Michelle Millstone-Shroff has been a member of our Board since February 2019.

Director Qualifications

▪      Ms. Millstone-Shroff’s significant strategic and operating experience at omni-channel consumer-facing businesses, including experience scaling a specialty retailer from less than $100 million in revenue to over $1 billion, led to the conclusion she should serve as a Director.

Professional Experience and Biography

▪      Ms. Millstone-Shroff serves as an independent advisor to various businesses, including as a Senior Advisor to McKinsey & Company, a global management consulting firm, since April 2019.

▪      From 2007 to 2018, Ms. Millstone-Shroff was the President and Chief Operating Officer of buybuy Baby (NYSE: BBBY), the nation’s leading retailer of items for infants and toddlers.

▪      Concurrent with her role at buybuy Baby, Ms. Millstone-Shroff was the Chief Customer Experience Officer of Bed Bath & Beyond, Inc from 2015 to 2018.

▪      During her fifteen years at Bed Bath & Beyond, Inc. (NYSE: BBBY), Ms. Millstone-Shroff also served in senior roles in strategy and business development.

▪      Earlier in her career, she worked at McKinsey & Company, with a focus on retail- and consumer-oriented companies.

▪      Ms. Millstone-Shroff is a graduate of Harvard Business School, where she earned an MBA with distinction, and the University of Pennsylvania, where she earned a dual B.S. summa cum laude in strategic management from The Wharton School and a B.A. in psychology summa cum laude from The College of Arts & Sciences.

Current Public Company Directorships

▪      Public Storage (NYSE: PSA), a self-storage REIT

▪      Neiman Marcus Group Inc. (NYSE: NMG.A), a chain of luxury department stores

Other Experience

▪      Ms. Millstone-Shroff serves as a director of Athletico Physical Therapy clinics, a chain of physical therapy clinics and Nanit, a private technology start-up that develops smart baby monitor devices.

Bradley M. Weston

President, CEO & Director, Party City Holdco Inc.

Director Since	Age
April 2020	57

Bradley M. Weston became the Company’s President & Chief Executive Officer effective April 1, 2020 and has been a member of the Board since April 2020.

Director Qualifications

▪      Mr. Weston’s extensive experience in the retail industry and his roles as Chief Executive Officer here and at Petco led to the conclusion that he should serve as a director of our Company.

Professional Experience and Biography

▪      In July 2019, Mr. Weston joined Party City Party City Holdco Inc. as President and also was appointed Chief Executive Officer of Party City Retail Group.

▪      Prior to joining the Company, Mr. Weston served as Chief Executive Officer at Petco (NASDAQ: WOOF) from January 2017 to June 2018.

▪      From October 2011 to December 2016, Mr. Weston served as the President and Chief Merchandising Officer of Petco.

▪      Before joining Petco, Mr. Weston held several senior executive positions at Dick’s Sporting Goods (NASDAQ: DKS) from 2006 to 2011, including Chief Merchandising Officer.

▪      Mr. Weston earned a B.S. in business administration from the University of California, Berkeley.

Current Public Company Directorships

▪      Boot Barn (NYSE: BOOT), a retailer of western and work-related footwear, apparel and accessories.

Other Experience

▪      Was a member of the Board of Directors of National Retail Federation, the world’s largest retail trade association.

▪      Was a member of the Board of Directors of Petco.

28     |    2022 Proxy Statement    |    Party City Holdco Inc.

Proposal 1

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Director Compensation for Fiscal Year 2021

▪	Fees for committee service and service on the Board and committees of subsidiary bank to differentiate individual pay based on workload
▪	Emphasis on equity in the overall compensation mix
▪	Full-value equity grants under a fixed-value annual grant policy with time-based vesting
▪	No performance-based equity awards
▪	A robust stock ownership guideline set at five times the annual cash retainer to support stockholder alignment
▪	Stockholder approved governance limit of $500,000 on the total value of equity compensation that may be granted to a non-employee director each fiscal year
▪	Policies prohibiting hedging and pledging by our directors

Annual Compensation

Directors who are also our employees receive no additional compensation for serving on our Board during such time they are an employee.

Our current non-employee director compensation was developed taking into account the recommendations developed from a 2017 analysis of similar programs of our peer companies, which was performed by the Compensation Committee’s independent compensation consultant for 2021, Semler Brossy Consulting Group, LLC. None of these retainer amounts changed in fiscal year 2021.

Under the program, each non-employee director is eligible to receive a cash retainer as follows:

($)
Annual cash retainer for Board service:
Chair of the Board	135,000
Other non-employee directors	75,000
Annual cash retainers for Committee service:
Nominating and ESG Committee:
Chair	12,500
Member	7,500
Audit Committee
Chair	20,000
Member	12,500
Compensation Committee
Chair	15,000
Member	10,000

All retainers are paid quarterly in arrears. Our non-employee directors have the option to receive all or any portion of such compensation in the form of either cash or fully vested shares of our common stock.

Each participating non-employee director is also eligible to receive an annual equity retainer of restricted stock units (RSUs) equal to $125,000 (based on the aggregate value of the underlying shares on the grant date) as of our annual meeting of stockholders, and in the first year of director service, he or she receives a sign-on, pro rata grant of RSUs.

Party City Holdco Inc.    |    2022 Proxy Statement    |     29

Proposal 1

The annual grants and sign-on grants of RSUs will vest in full on the first anniversary of the grant date or the date of the annual meeting of stockholders following the grant date, respectively, or the earlier termination of the director’s service due to his or her death, or a change in control, subject, in each case, to the director’s continued service as a member of the Board through the vesting date.

The following table sets forth the compensation paid to the non-employee directors during the year ended December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Joel Alsfine	87,500	298,500	0	386,000
Steven J. Collins	107,500	278,400	0	385,900
James G. Conroy	95,000	278,400	0	373,400
William S. Creekmuir	107,500	278,400	0	385,900
Sarah Dodds-Brown	87,500	298,500	0	386,000
Jennifer Fleiss	75,000	298,500	0	373,500
John A. Frascotti	87,500	278,400	0	365,900
James M. Harrison	0	0	845,740	845,740
Norman S. Matthews(1)	0	457,055	0	457,055
Michelle Millstone-Shroff	85,000	278,400	0	363,400

(1)	Mr. Matthews elected to receive equity in lieu of a cash retainer for 2021.
(2)	The dollar values shown reflect the aggregate grant date fair value of the RSUs granted during fiscal year 2021 in accordance with FASB Accounting Standards Codification Topic 718 for stock-based compensation, disregarding the effect of estimated forfeitures. These amounts do not represent the actual value that will be received from the awards. The assumptions used in determining the fair values of RSU awards granted in 2021 are disclosed in Notes 2 and 16 to our audited consolidated financial statements that appear in our Annual Report on Form 10-K for the year ended December 31, 2021.
(3)	While he was employed as Vice Chairman of the Company during fiscal year 2021, Mr. Harrison earned $750,000 in base salary, and received a $8,100 car allowance, $11,240 in 401(k) matching contributions and $3,500 in profit sharing amounts. Mr. Harrison’s employment terminated on December 31, 2021.

As of December 31, 2021, Messrs. Alsfine, Collins, Conroy, Creekmuir, Frascotti, and Matthews, and Mses. Dodds-Brown, Fleiss and Millstone-Shroff each held 12,562 RSUs.

As of December 31, 2021, Messrs. Collins, Creekmuir, Matthews, and Harrison also held stock options with respect to 2,080 shares, 11,778 shares, 18,680 shares, and 200,000 shares of our common stock, respectively.

Non-Employee Director Stock Ownership Guidelines

Our Corporate Governance Guidelines provide that each non-employee director will, within three years of his or her appointment to the Board, hold stock of the Company equal to at least five times such director’s annual cash retainer (which, for the avoidance of doubt, excludes any annual cash retainer for serving as a committee chair or for committee service). As of April 11, 2022 (the “Record Date”), all non-employee directors in service were either in compliance with the guidelines or within the compliance period and making appropriate progress.

Prohibition on Derivatives
Trading, Hedging and Pledging

We maintain policies prohibiting our directors from engaging in hedging or pledging our securities or trading in derivatives involving our securities. Please see “Derivatives Trading, Hedging and Pledging Policies” below for more information.

Non-Employee Director Equity Compensation Limit

Our stockholders approved the Amended And Restated 2012 Omnibus Equity Incentive Plan, which provides that the maximum grant-date fair value of awards granted or paid to any non-employee director with respect to any fiscal year, including awards granted under the Incentive Plan and cash fees or other compensation paid by us, in each case, for service as a director, may not exceed $500,000, computed in accordance with FASB ASC Topic 718 (or any successor provision) to the extent applicable and assuming maximum pay-out levels (if applicable). This limit does not apply to any compensation paid by the Company or any of its subsidiaries to any director for services performed or to be performed as an employee, consultant or in any capacity other than as a director.

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Executive Officers

Set forth below are the names, ages and positions with the Company of the persons who served as executive officers of the Company (the “Named Executive Officers”) as of April 11, 2022.

Name	Age	Title
Bradley M. Weston	57	Chief Executive Officer and Director
Todd E. Vogensen	53	Chief Financial Officer
Sean C. Thompson	47	Chief Commercial Officer
Denise M. Kulikowsky	54	Chief Human Resources Officer
Reginald M. Rasch	51	Chief Legal Officer(1)

(1)  In May 2021 Mr. Reginald Rasch joined the company as Chief Legal Officer.

Named Executive Officers

•	The background of Mr. Weston is described above under “Director Nominee Biographies.”
•	Todd E. Vogensen became our Executive Vice President and Chief Financial Officer in February 2020. Previously, Mr. Vogensen served as Executive Vice President—Chief Financial Officer at Chico’s FAS, Inc. (NYSE: CHS) from June 2015 through January 2020. He joined Chico’s FAS in October 2009, and served in roles of increasing responsibility, including Senior Vice President – Finance, and Vice President – Investor Relations. Previously, Mr. Vogensen served in executive finance roles at Michaels Stores, Inc. (NASDAQ: MIK), Gap, Inc. (NASDAQ: GPS), Hewlett Packard Company and PricewaterhouseCoopers LLP. Mr. Vogensen graduated from Arizona State University and holds a B.S. in Accountancy.
•	Denise M. Kulikowsky became our Chief Human Resources Officer in November 2018. Prior to joining the Company, Ms. Kulikowsky served as the Vice President, Global Human Resources for The Estee Lauder Companies, Inc. (NYSE: EL) from 2015 to 2018. Before joining The Estee Lauder Companies Inc, Ms. Kulikowsky held several senior human resources positions of increasing responsibility at Gap Inc. (NYSE: GPS). Ms. Kulikowsky holds a B.A. in Psychology from Fordham University and a master’s degree in Counseling from the University of Pennsylvania.
•	Sean C. Thompson became Chief Merchandising Officer in November 2019 and Chief Commercial Officer in September of 2020. Prior to joining the Company, Mr. Thompson served at 7-Eleven, Inc. from 2012 to 2019, where he held several leadership positions of increasing responsibility, including SVP of Merchandising, SVP and Chief Customer Officer, and Vice President, Acquisition Integration. Previously, he served in merchandising and consulting roles with Target Corporation (NYSE: TGT) and The Farnsworth Group. Mr. Thompson holds a B.A. in Psychology and an MBA from Indiana University.
•	Reginald M. Rasch became our Chief Legal Officer and Corporate Secretary in May 2021. Mr. Rasch served at Rakuten (TSE: 4755) from 2005 to 2021, where he held positions of increasing responsibilities in Rakuten Americas including Head of Legal and Secretary. Prior to joining Rakuten, Mr. Rasch served in senior legal roles at LinkShare Corporation and in associate positions in several law firms. Mr. Rasch holds a B.S in Business Administration from the State University of New York the College at New Paltz and a Juris Doctor from St. John’s School of Law.

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Compensation Discussion and Analysis

This compensation discussion and analysis section provides context for the information contained in the tables following this discussion and is intended to provide information about our fiscal year 2021 compensation objectives, programs and policies for our Named Executive Officers.

Executive Summary

Fiscal Year 2021 Overview and Executive Compensation Highlights

2021 was an important year of transformation as we advanced the fundamental building blocks of our strategy across product innovation, in-store experience, being celebration occasion obsessed, and focusing on our North American vertical model. Despite the continued challenging and volatile economic backdrop, the business performed well as the consumer returned to social gatherings, celebrations and parties, while we continued to implement significant operational and capital structure improvements. We delivered a strong year of financial and operational results with total sales up 17% year over year.

Throughout the year, we continued to remodel or open NXTGEN stores and enhance the in-store experience for our customers with an increased focus on product quality and innovation. With our transformation initiatives increasing brand relevancy with our consumers, same-store sales growth led to gross margin improvement. We also finalized the sale of our international wholesale operations, which allows us to increase our focus on our North American vertical model. Lastly, we strengthened our financial position and liquidity by refinancing our term loan at the beginning of the year.

Our 2021 financial and business highlights included the following:

•	Revenues of $2.2 billion, an increase of 17.3%;
•	Total Retail sales were $1.8 billion, an increase of 28.0% compared to prior year, with a brand comparable sales increase of 34.2%;
•	Reported GAAP net loss was $6.5 million, or loss of $0.06 per share, compared to GAAP net loss of $528.5 million, or $5.24 per share in the prior year;
•	Adjusted EBITDA grew over 178% to $266 million and adjusted net income (loss) earnings per common share increased to $0.68 per share compared to a loss in the prior year;
•	The sale of a substantial portion of our Amscan International business, which closed on January 30, 2021, reflecting a continued rationalization of the business to narrow our focus on our core North American vertical model;
•	The accelerated roll out of NXTGEN stores by opening or remodeling 73 stores in 2021, which had encouraging store economics and returns, ending the year with a total of 95 NXTGEN stores;
•	Net cash provided by operating activities in 2021 was $51.9 million, compared to $77.2 million in 2020, with the decline driven in part by the payment of deferred rents; and
•	Free cash flow[1] was $187.1 million, an increase of $142.7 million versus prior-year period.

Operationally, we also made important progress on our strategic priorities by delivering strong results in our core categories at retail, demonstrating traction of our overall strategy as well as enhancing the in-store experience for our customers with an increased focus on product quality and innovation, including five major category resets. Lasty, we also operated with strong execution by the entire PCHI team securing merchandise, managing through the significant supply chain disruptions impacting the industry and staffing the stores to meet the considerable demand we experienced in 2021.

Since Mr. Weston’s appointment as CEO, our share price has appreciated from $0.40 on April 1, 2020 to $5.57 as of December 31, 2021, the last day of fiscal year 2021.

1	See APPENDIX A for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

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Compensation Discussion and Analysis

2021 Executive Compensation Actions

No CEO Equity Grant in 2021: Following our Chief Executive Officer’s 2020 PSU grant, the Committee considered how to best incentivize his performance while maximizing shareholder value relative to any potential grants for 2021. Following input from our independent compensation consultant (“Compensation Consultant”) and after taking into account the number of shares subject to such 2020 PSU grant, which were based on a stock price of $1.50, the subsequent significant increase in our stock price, the fact that three of the four target price goals of the 2020 PSU grant had been achieved by the end of 2021, and the retentive value of his unvested PSUs, including those PSUs for which the target price goals were met but remained subject to time-based vesting, the Committee elected to not make any equity grants to Mr. Weston in 2021.

Retention-Focused Equity Grants for Other NEOs With 3-Year Cliff Vest: Mindful of the Company’s retention objectives for senior management and the fact that the equity award grants made to our Named Executive Officers who served in 2020 (“Continuing NEOs”) were 100% performance-based and the value of their unvested equity awards, following input from our Compensation Consultant the Committee elected to make long-term incentive (LTI) equity grants to our Continuing NEOs, other than Mr. Weston, which 100% cliff vest following a three year vesting period to reinforce their commitment and intent to stay through our transformation period and beyond. Such awards were generally awarded at 50% - 83% of the Continuing NEO’s LTI target (except as otherwise contractually required).

Limited Salary Increases: Certain of our continuing NEOs received limited salary increases to reflect market practice and fairly compensate them for their individual performance.

Annual Incentive Plan with Two Performance Periods: In light of the economic uncertainty caused by the pandemic, we established two six-month performance periods with profitability and net sales metrics for each period. Our aggregate target payout percentage based on our performance as measured against both performance periods was 123.9%.

Return to Standard LTI Program and Annual Incentive Plan in 2022: In March 2022, the Committee granted 50% of each NEO’s LTI target value in the form of PSUs with free cash flow and earnings per share performance goals measured over a three-year performance period and 50% in the form of time-based RSUs, which vest in three equal annual instalments, to balance the need to reward performance while also enabling retention. In addition, the Committee approved a 2022 annual cash incentive plan with adjusted EBITDA and net sales performance goals measured over a traditional one-year performance period.

Stock Ownership Guidelines for Executive Officers: In July 2021, following input from our Compensation Consultant, to further align the interests of our executive officers with those of our stockholders, the Committee approved stock ownership guidelines for our NEOs and other key employees as set forth in the table below.

Covered Person	Ownership Requirement
Chief Executive Officer	Six-Times Annual Salary
Chief Financial Officer	Three-Times Annual Salary
Chief Commercial Officer	Three-Times Annual Salary
Chief Human Resources Officer	Two-Times Annual Salary
Chief Legal Officer	Two-Times Annual Salary

Shares and 50% of unvested RSUs count towards a covered employee’s ownership requirements, while unvested PSUs and unexercised options do not count for this purpose. All covered employees must hold 75% of the shares that they receive from the settlement of their stock awards (after taking into account any net settlement or share withholding to cover taxes) until they have met this requirement.

1	See APPENDIX A for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

Party City Holdco Inc.    |    2022 Proxy Statement    |     33

Executive Compensation Program Overview

Compensation Philosophy

Our executive compensation program has been designed to:

•	Attract, retain and motivate executives who will contribute to our future success;
•	Be competitive with the pay practices of other companies of comparable size, scope and industry; and
•	Create a strong linkage between pay and performance through the use of variable performance-based compensation.

The Compensation Committee believes that it has designed and implemented an executive compensation program in 2021 that appropriately balanced these considerations.

Compensation Governance Policies

Our executive compensation program is overseen by the Compensation Committee with the advice and support of the Compensation Committee’s independent compensation consultant as well as our management team.

The following are key characteristics of our executive compensation program, which we believe promote good governance and best serve the interests of our stockholders:

	What We Do		What We Don’t Do
✔	Commit to oversight, evaluation and continuous improvement of our executive pay design and administration by an independent Compensation Committee consisting entirely of independent directors.	✗	Pay dividends or dividend equivalents on unearned performance shares.
✔	Engage an independent compensation consultant to advise on appropriate pay practices for our executives and independent directors.	✗	Re-price and cash out of stock options without stockholder approval.
✔	Use a peer group to measure executive compensation levels and targets against other companies with similar industry relevance, business fit, valuation, and profitability.	✗	Allow hedging or pledging of Company stock.
✔	Employ a robust goal-setting process to align goals with Company strategy.	✗	Provide excessive perks to executive officers.
✔	Target executive compensation mix to favor performance-based compensation tied to business and share price performance.	✗	Provide for excise tax gross-ups to executives.
✔	Maintain a “double trigger” requirement for vesting of outstanding equity awards upon a change of control.	✗	Employ compensation practices which incentivize excessive risk taking.
✔	Maintain a clawback policy which applies to any cash or equity-based bonus, award, or other incentive compensation received by current or former officers.	✗	Provide for SERPs or executive pension plans.
✔	Maintain share ownership requirements for our Board of Directors and senior executives.	✗	Provide for problematic or excessive severance and/or change in control provisions.

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Executive Compensation Program Overview

2021 Compensation Program Elements

The Company’s executive compensation program consists of base salary, annual incentive opportunity, long-term incentive compensation, and benefits. A breakdown of base salary, annual bonus, and long-term incentives is illustrated below:

Element	Fixed/Variable	Metrics	What the Pay Element Rewards
Base Salary	Fixed	Fixed amount based on responsibilities, experience and market data	Scope of responsibilities and the impact on the Company’s overall performance and operating results
Annual Incentive Plan	Variable	50% Net Sales and 50% Adjusted EBITDA based; 35% first half results and 65% second half results	Achievement of key profitability and net sales metric which are critical metrics for a retail company like ours and are tracked closely by our stockholders
Long-term Incentive Plan	Variable	RSUs, which 100% cliff vest upon the achievement of a 3 year service period	Shareholder value creation as the value of RSUs is tied to the Company’s stock price; and three-year cliff vesting incentivizes long-term retention

Under the Company’s compensation program, a significant portion of the compensation awarded to the CEO and other Named Executive Officers is generally subject to the achievement of pre-established short-term financial performance goals or is tied to the Company’s stock price.

The Compensation Committee believes that executive compensation that is variable and tied to Company performance incentivizes superior business and financial performance and, by linking compensation with stock performance, aligns the interests of executives with those of our stockholders.

Target Pay Mix

For Mr. Weston, 55% of his target total compensation for fiscal year 2021 was performance-based and/or at risk.

For the other Named Executive Officers, an average of 62% of target total compensation was performance-based and/or at risk.

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Executive Compensation Program Overview

Fiscal Year 2021 Compensation

Base Salary

We pay our Named Executive Officers an annual base salary to provide them with a fixed, base level of compensation to help attract and retain them. In 2021, the Compensation Committee did not approve a salary increase for Mr. Weston, our Chief Executive Officer. The Compensation Committee did approve salary increases for certain Continuing NEOs based on their role, individual performance, retention considerations and market data. Further, our Compensation Committee approved a base salary for Mr. Reginald Rasch, who joined the company as Chief Legal Officer in May 2021. His base salary was set based on his role and responsibilities and prior experience and after considering market data and the recommendations of the independent compensation consultant.

Executive Officer	2021 Annual Base Salary	2020 Annual Base Salary	% Change	Salary Effective Date
Bradley M. Weston	$1,050,000	$1,050,000	n/a	April 1, 2020
Todd E. Vogensen	$650,000	$625,000	4.0%	April, 26, 2021
Sean C. Thompson	$650,000	$625,000	4.0%	January 1, 2021
Denise M. Kulikowsky	$450,000	$425,000	5.9%	April 26, 2021
Reginal M. Rasch(1)	$450,000	n/a	n/a	May 7, 2021

(1)  In May 2021 Mr. Reginald Rasch joined the company as Chief Legal Officer.

Annual Incentive Plan

Our Named Executive Officers are eligible to earn annual cash incentive awards under our Annual Incentive Plan (“AIP”), which is designed to incentivize annual financial performance. The Compensation Committee sets the target annual cash bonus for each executive as a percentage of the executive’s annual base salary. Award opportunities are established at threshold, target and maximum levels. For 2021, the Compensation Committee determined that the overall potential amount which may be earned by each Named Executive Officer would be capped at 150% of his or her target bonus amount and the threshold payout amount would be 40% of his or her target bonus amount limit. The final amount of the cash-incentive award was determined based on the level of achievement of the performance criteria and the Named Executive Officer’s eligible base salary for the applicable performance period. For 2021, each Named Executive Officer’s base salary was used to determine his or her respective eligible base earnings for purposes of the AIP. For 2021, as described below, there were two performance criteria and two performance periods used under the AIP.

2021 Target Bonus Amount

In early 2021, the target bonus percentage of each Named Executive Officer, other than Mr. Rasch, was increased as set forth in the table below. In determining to increase each Continuing NEO’s target bonus percentage, the Compensation Committee considered the Company’s significant year over year improvement in financial and operational performance from 2020, his or her bonus opportunities relative to the Company’s peer group, and the desire to further incentivize him or her to drive 2021 financial performance, as the Company continued to transform. Mr. Rasch’s target bonus percentage was determined based on the same considerations that were applied in determining his initial base salary amount, and his target bonus amount for 2021 was prorated for 2021 based on his start date.

Executive Officer	2021 Year Target AIP %	2020 Year Target AIP %	Increase
Bradley M. Weston	120%	100%	20%
Todd E. Vogensen	75%	70%	5%
Sean C. Thompson	80%	70%	10%
Denise M. Kulikowsky	60%	50%	10%
Reginal M. Rasch(1)	50%	n/a	n/a

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Executive Compensation Program Overview

2021 Goals and Target Setting

In light of the economic uncertainty caused by the pandemic we established two six-month performance periods in 2021. The performance period covering January 1st to June 30th, 2021 (“H1”) was weighted at 35% and the performance period covering July 1st to December 31st (“H2”) was weighted at 65%. Each performance period was mutually exclusive of the other. The performance criteria for each performance period were Net Sales and Adjusted EBITDA, which were weighted equally for each performance period.3

For this purpose, Adjusted EBITDA was defined to mean net income (loss) before interest expense, net, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance, which for 2021 is detailed in Appendix A.

The following table shows the full year performance criteria under the AIP and our actual results:

Performance Period	Period Weight	Performance Metric	Performance Metric Weight	Threshold[1]	Target[1]	Max[1]	Actual[1]	% of Target	Weighted Payout %[2]
H1[3]	35%	Net Sales	50%	$768.8	$817.9	$867.0	$958.8	117%	52.5%
		Adjusted EBITDA	50%	$52.8	$61.2	$76.4	$118.3	193%
H2[4]	65%	Net Sales	50%	$1,036.1	$1,102.2	$1,168.3	$1,205.5	109%	71.4%
		Adjusted EBITDA	50%	$137.2	$159.0	$195.6	$148.0	93%
Payout (as a % target annual bonus opportunity)				40%	100%	150%			123.9%

(1)	Amounts set forth in millions
(2)	All numbers are rounded for purposes of the amounts set forth in this column.
(3)	January 1, 2021 to June 30, 2021
(4)	July 1, 2021 to December 31, 2021

2021 Results and Payouts

The following table illustrates the target AIP and actual amounts earned for our Named Executive Officers:

	Actual 2021 AIP Earned
Executive Officer	2021 Salary(1)	Full Year Target AIP %	H1 Target Bonus Amount $(2)	H2 Target Bonus Amount $(2)	Total Target Bonus Amount $(2)	Final Payout $(2)
Bradley M. Weston	$1,050,000	120%	$441,000	$819,000	$1,260,000	$1,561,368
Todd E. Vogensen	$650,000	75%	$167,362(3)	$316,875	$484,237	599,206
Sean C. Thompson	$650,000	80%	$182,000	$338,000	$520,000	644,374
Denise M. Kulikowsky	$450,000	60%	$91,890(3)	$175,500	$267,390	330,663
Reginald M. Rasch	$450,000	50%	$23,930(3)	$146,250	$170,180	196,585
(1)	Reflects annual base salary rate as of December 31, 2021. Base salary has been prorated in the calculation of certain bonus amounts to reflect base salary increases or partial years of service during 2021, as further described in the footnotes to this table.
(2)	All numbers are rounded for purposes of the amounts set forth in this column.
(3)	Mr. Vogensen’s base salary increased from $625,000 to $650,000 and Ms. Kulikowsky’s base salary increased from $425,000 to $450,000, in each case, effective April 26, 2021. As a result, the H1 target bonus amounts for Mr. Vogensen and Ms. Kulikowsky were based on his or her prorated annual base salary. Mr. Rasch’s H1 target bonus amount was prorated based on his start date.

3 See APPENDIX A for a reconciliation of non-GAAP financial measures to our results as reported under GAAP.

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Executive Compensation Program Overview

Long-term Incentive Program

The Compensation Committee typically provides for annual grants of long-term, stock-based incentives. We believe that these long-term incentives help retain key employees, align their financial interests with the interests of our stockholders, and reward the achievement of our long-term strategic goals. Our long-term incentive program is intended to emphasize our pay-for-performance philosophy, while incorporating an additional time-based component that provides added retentive value.

Achievement of 2020 PSU Award Targets

In 2020, as a result of the financial and operational challenges we faced due to the COVID-19 pandemic, the Compensation Committee delayed the grant of awards under our long-term incentive program until July 2020 and decided to modify our 2020 long-term incentive program for our senior executives to better reflect the then prevailing economic conditions, which had historically included a mix of performance-based and time-based awards. Given the desire to focus our executive officers on taking actions that would serve the long-term interests of the Company and our stockholders by driving stock price appreciation, the Compensation Committee decided that the annual 2020 long-term incentive awards for our Named Executive Officers would be awarded 100% in the form of PSUs based on the achievement of the volume weighted average fair market value per share of Company common stock (“VWAP”) over a period of not less than ninety (90) consecutive calendar days during the three year performance period beginning on the date of grant.

The design of the 2020 PSU awards emphasized shareholder value creation while also incorporating a meaningful retentive component to ensure the continuity of our senior executive team during our turnaround. The performance component of the PSUs was contingent upon the Company achieving a VWAP at the following levels:

Tranche	% of Total Grant	Performance Conditions	Percentage
		Target Price	Increase from Stock
		(90-Day VWAP)*	price on Grant Date
1	25%	$2.50	198%
2	25%	$5.00	397%
3	25%	$7.50	595%
4	25%	$10.00	794%

*	Volume weighted average fair market value per share of Company common stock

Under the 2020 PSU awards, once a stock price hurdle is achieved, the respective PSU tranche would be earned and then vest ratably based on continued employment and be settled every six months over the following two years (i.e., four vesting dates). No PSUs were capable of vesting prior to one year from the grant date. The following timeline illustrates the structure of the PSUs:

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Executive Compensation Program Overview

Any PSUs not earned after three years from the grant date will be forfeited for no consideration. Despite the rigorous price targets that were set when such PSUs were first granted in 2020, the Committee certified that the price targets for tranches 1, 2 and 3 were achieved, and such tranches remain subject to service-based vesting as set forth below.

Tranche	Target Price Achievement Date	Vesting Date 1(1)	Vesting Date 2(1)	Vesting Date 3	Vesting Date 4
Tranche 1 - $2.50	11/2/2020	7/18/2021	11/2/2021	5/2/2022	11/2/2022
Tranche 2 - $5.00	1/27/2021	7/27/2021 / 10/15/2021(2)	1/27/2022	7/27/2022	1/27/2023
Tranche 3 - $7.50	July 27, 2021	12/9/2021	6/9/2022	12/9/2022	6/9/2023
Tranche 4 - $10.00	Not achieved	N/A	N/A	N/A	N/A

(1)	Cells shaded in grey indicate vesting dates that have already occurred as of the date hereof.
(2)	On October 15, 2020, Mr. Thompson received a supplemental grant upon his promotion to Chief Commercial Officer, which consisted of the $5.00, $7.50, and $10.00 tranches. The first vesting date following the achievement of the $5.00 tranche occurred on October 15, 2021, the one-year anniversary of the grant date.

For more information regarding each of our Named Executive Officer’s PSU holdings, including his or her unvested PSUs, as of December 31, 2021, please see the Outstanding Equity Awards at Fiscal Year End 2021 table below.

No CEO Equity Grant for 2021

Following our Chief Executive Officer’s 2020 PSU grant, the Committee considered how to best incentivize his performance while maximizing stockholder value relative to any potential grants for 2021. Following input from our Compensation Consultant and when taking into account the number of shares subject to such grant, which were based on a stock price of $1.50, the subsequent significant increase in our stock price, the fact that three of the four target price goals of 2020 PSU grant had been achieved in 2021, and the retentive value of his unvested PSUs, the Committee elected to not make any equity grants to Mr. Weston in 2021.

Retention-Focused Equity Grants for Other Named Executive Officers with 3-Year Cliff Vest

Mindful of the Company’s retention objectives for senior management and the fact that the equity award grants made to our Continuing NEOs were 100% performance-based and the value of their unvested equity awards, following input from our Compensation Consultant the Committee elected to make long-term incentive (LTI) equity grants to our Continuing NEOs, other than Mr. Weston, which 100% cliff vest following a three year vesting period to reinforce their commitment and intent to stay through our transformation period and beyond. Such awards were awarded at 50% - 83% of the Continuing NEO’s LTI target (except as otherwise contractually required).

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Executive Compensation Program Overview

2021 Target LTI Awards for Continuing NEOs

For fiscal year 2021, the Compensation Committee approved a fixed dollar target amount for each long-term incentive award for our Continuing NEOs other than our CEO. Award levels for each Named Executive Officer were generally set at lower levels from 2021 (except as otherwise contractually required) to reflect the number of shares which were awarded with respect to their 2020 PSU awards, which were granted based on a stock price of $1.50, and the fact that three of the four target price goals of such grant were achieved in the first year of performance. The Compensation Committee also considered each Named Executive Officer’s respective role and responsibilities as well as overall performance. The table below shows information regarding the target values awarded to each Named Executive Officer.

Executive		Reduction In		Actual Grant Date
	Target	Target Award	Number of	Value of PSUs
	Award Value	Value From 2020	PSUs Granted	Granted(1)
Bradley M. Weston	$0	n/a	0	$0
Todd E. Vogensen	$520,000	50%	78,313	$520,000
Sean C. Thompson(2)	$1,105,000	n/a	166,415	$1,105,000
Denise M. Kulikowsky	$225,000	17%	33,885	$225,000

(1)	The number of RSUs for each NEO was determined and approved by the Compensation Committee on August 9, 2021, using a $6.64 share price. The actual share price on the date of grant was $6.64.
(2)	Mr. Thompson’s award value reflects the dollar target amount that was set forth under the terms of his employment agreement, which was amended in September 2020, to reflect his appointment as Executive Officer and Chief Commercial Officer, and was intended to apply to any annual grants that he received in 2021.

In addition to the annual grants made to the Named Executive Officers under the Company’s long-term incentive plan, on May 7, 2021, Reginal Rasch received an award of 33,919 RSUs upon his appointment as Chief Legal Officer, when the share price was $7.96. The RSUs vest in three (3) equal instalments upon each anniversary of Mr. Rasch’s commencement of employment with the Company on May 7, 2021. In considering the value of Mr. Rasch’s RSU grant, the Committee reviewed the recommendations of the Company's independent compensation consultant and considered the responsibilities associated with the role as well as market data.

Return to Standard LTI Program
and Annual Incentive Plan in 2022

In March 2022, the Compensation Committee granted 50% of each NEO’s LTI target value in the form of PSUs with free cash flow and earnings per share performance goals measured over a three-year performance period and 50% in the form of time-based RSUs, which vest in three equal annual installments, to balance the need to reward performance while also enabling retention. In addition, the Committee approved a 2022 annual cash incentive plan with adjusted EBITDA and net sales performance goals measured over a traditional one-year performance period. The Compensation Committee believed that it was appropriate to return to a more traditional and consistent incentive plan design as the Company was more than one year removed from the worst of the COVID-19 pandemic’s impact on our financial results and operations.

PSUs with Completed Performance Periods (applied to Ms. Kulikowsky)

In early 2022, the Compensation Committee certified that the results for the PSU awards made on January 1, 2019 for the three-year performance period beginning 2019 through 2021 were below the threshold level of performance required to earn a pay-out under these awards. The metrics used for these PSU awards were Cumulative Earnings per Share (EPS) and Cumulative Free Cash Flow (FCF). The following table displays the metrics and results for the awards:

	Performance Requirements
Performance Metric	Weight	Threshold	Target	Maximum	Final Result(1)	% of Target
						Achieved
3-year Cumulative EPS	50%	$5.16	$5.36	$5.57	$0.24	0%
3-year Cumulative FCF (in $000’s)	50%	$1,038,000	$1,080,000	$1,144,000	$519,962	0%
Weighted average pay-out as a % of Target						0%

(1)	Actual pay-out is 0% if performance is below threshold, 37.5% of target for threshold performance, 100% of target for target performance, and 200% of target for maximum performance, with linear interpolation for performance levels between the amounts above.

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Executive Compensation Program Overview

Employment Agreements

As described above under “Components of Compensation – Annual Base Salary”, each of our Named Executive Officers had an employment agreement that was effective during fiscal year 2021. The terms of these agreements, including any amendments thereto, are further described in “Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table” below. These agreements are intended to provide our Named Executive Officers with security regarding the terms and conditions of their employment or other services with us and are intended to secure restrictive covenants and, under certain circumstances, releases of claims that provide protection for the Company. In addition, for new hires like Mr. Rasch, such agreements also provide for sign-on bonuses with clawback provisions, which are intended to make up for compensation that was forfeited with respect to their prior employment and induce such persons to commence employment with the Company. Pursuant to his employment agreement, Mr. Rasch received a sign-on bonus of $200,000 that will be forfeited in its entirety if he is terminated for cause within 24 months of his start date.

Severance and Change in Control Arrangements

We provide severance protection to our Named Executive Officers in their employment agreements and, in certain cases, through their stock option agreements. The severance terms that apply to our Named Executive Officers are described below under “Potential Payments upon Termination or Change in Control.” Our severance protections are designed to retain the services of our Named Executive Officers and generally resulted from prior negotiations regarding their employment arrangements. We believe the level of severance payments we provide is appropriate and within the range of competitive practice.

Additionally, as also described below under “Potential Payments Upon Termination or Change in Control”, a change of control and/or an accompanying qualifying termination may result in acceleration of certain long-term incentive awards that we have granted.

Other Benefits and Perquisites

Each Named Executive Officer was eligible to participate in our broad-based employee benefit plans for U.S.-based employees in 2021, such as medical, dental, group life, disability and accidental death and dismemberment insurance. Under our consolidated 401(k) plan, our Named Executive Officers and generally all domestic exempt and non-exempt employees who meet certain length-of-service, hours worked, and age requirements, as defined in such plans, were eligible to contribute a portion of their compensation to the plan on a pre and/or post-tax basis in 2021 with contributions ranging from 0 to 100% and receive an employer matching contribution ranging from 0 to 5% of the employee’s annual salary. In addition, participants in our 401(k) plan were also entitled to profit-sharing contributions from the Company in 2021, pursuant to the Company’s profit-sharing program, which was discontinued at the end of 2021. Eligible compensation for the profit-sharing program was 2% of up to $43,750 in earnings per quarter. The annual value of the

Company contributions to our tax-qualified defined contribution plans for each Named Executive Officer is reflected in the All Other Compensation and Summary Compensation tables below.

Each Named Executive Officer except for Mr. Thompson and Rasch also had the option to enroll in a supplemental disability plan which was discontinued in August 2021. These benefits were made available to a select group of employees earning above a specified salary threshold. The premium amounts were paid by the Company for these benefits and are included in the All Other Compensation and Summary Compensation tables below.

All of our NEOs, with the exception of Mr. Rasch are eligible for an annual auto allowance. The annual values of the auto allowance are reported as taxable income to the executive and are reflected in the All Other Compensation and Summary Compensation tables below. The Compensation Committee believes that it is important to compensate our executive officers for all expenses incurred while traveling for work to allow our NEOs to concentrate on their responsibilities and our future success, and the cost of providing these automobile-related benefits is reasonable relative to its value to our Named Executive Officers.

Mr. Weston was also eligible for reimbursement of relocation expenses, plus reimbursements for the payment of associated income taxes, pursuant to the Company’s relocation policy and his employment agreement, the amounts of which is included in the All Other Compensation column of the Summary Compensation table below.

Compensation Decision Making Process

Compensation Committee and Compensation Consultants

The Compensation Committee is responsible for setting and administering our executive compensation policies and programs and determining the compensation of our executive officers, including our Named Executive Officers. The Compensation Committee also administers the Amended and Restated 2012 Omnibus Equity Incentive Plan. All decisions regarding compensation of our executive officers during 2021 were made solely by the Compensation Committee, in certain cases, after consultation with our Chief Executive Officer (other than with respect to his own compensation).

The Compensation Committee meets at least quarterly, and at least annually evaluates the performance of our Named Executive Officers, to approve their annual base salaries, subject to the contractual commitments we have made with our Named Executive Officers (as described below), and to determine their annual cash incentive awards for the prior year’s performance and stock-based incentive compensation to be effective for the current year. In addition to its regularly scheduled meetings, the Compensation Committee may meet at interim dates during the year to review the compensation of a Named Executive Officer or other officer in the event of unforeseen organizational or responsibility changes, including new hires, which occur during the year.

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Executive Compensation Program Overview

In determining compensation components and levels for our Named Executive Officers, the Compensation Committee considers the scope and responsibility of the officer’s position, our overall financial and operating performance, and the officer’s overall performance and future potential. The Compensation Committee members apply their considerable experiences in serving as directors of other companies to devise compensation packages that they believe will attract, retain and provide incentives to the executive talent necessary to manage the Company. When we last held a say-on-pay stockholder vote in 2019, our stockholders expressed broad support for our program, and our Compensation Committee has continued to take that as support for the philosophy underlying our executive compensation practices, which continues to guide its decision making.

Additionally, the Compensation Committee is responsible for reviewing and assessing potential risk arising from the Company’s compensation policies and practices. The Compensation Committee is responsible for overseeing that there were not risks arising from the Company’s compensation policies and practices for the Company’s employees that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee has the sole authority to retain, at the Company’s expense, outside executive compensation consultants to assist it in the evaluation of executive officer compensation. This authority encompasses the ability to terminate any such consultant and the authority to approve such consultant’s fees and other retention terms.

Compensation Consultant

Since December 2016, the Compensation Committee has engaged Semler Brossy as its independent compensation consultant. Semler Brossy has assisted the Compensation Committee in identifying an appropriate compensation peer group, conducting pay benchmarking, and reviewing our short-and long-term incentive programs and recommending design changes for our executive compensation program. After consideration of the independence assessment factors set forth under the listing rules of the NYSE, the Compensation Committee determined that Semler Brossy is independent and that the engagement does not raise any conflicts of interest.

Peer Group

The Compensation Committee identified the companies below as members of its peer group based on comparability to assist the Committee in making decisions affecting 2021 compensation. Specifically, the Compensation Committee looked at industry relevance, business fit favoring vertical integration, and scale, valuation, and profitability comparability through financial measures such as revenue and enterprise value.

Company	Primary Industry	Revenue(1)	Market Capitalization(1)	Enterprise Value(1)(2)
Williams-Sonoma, Inc.	Specialty Retail	$8,038	$12,339	$12,996
Big Lots, Inc.	Multiline Retail	$6,156	$1,376	$3,120
Mattel, Inc.	Leisure Products	$5,458	$7,553	$10,460
Tempur Sealy International, Inc.	Household Durables	$4,931	$9,054	$11,409
Urban Outfitters, Inc.	Specialty Retail	$4,305	$2,874	$3,418
Sally Beauty Holdings, Inc.	Specialty Retail	$3,919	$2,080	$3,622
Carter's, Inc.	Textiles, Apparel and Luxury Goods	$3,414	$4,278	$4,927
Deckers Outdoor Corporation	Textiles, Apparel and Luxury Goods	$2,976	$10,055	$9,539
Vista Outdoor Inc.	Leisure Products	$2,833	$2,640	$2,960
Genesco Inc.	Specialty Retail	$2,331	$937	$1,306
Wolverine World Wide, Inc.	Textiles, Apparel and Luxury Goods	$2,289	$2,373	$3,381
Sleep Number Corporation	Specialty Retail	$2,261	$1,735	$2,489
The Children's Place, Inc.	Specialty Retail	$1,880	$1,139	$1,572
Steven Madden, Ltd.	Textiles, Apparel and Luxury Goods	$1,866	$3,782	$3,648
Fossil Group, Inc.	Textiles, Apparel and Luxury Goods	$1,794	$537	$737
Party City Holdings Inc.	Specialty Retail	$2,171	$625	$2,584

(1)	Revenue figures are sourced from Capital IQ as of the latest fiscal year and market capitalization and enterprise value are as of December 31, 2021.
(2)	Enterprise value is defined as Market capitalization + Net Debt + Minority Interest.

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Executive Compensation Program Overview

In December 2021, we removed Tailored Brands, Michaels, and GNC Holdings from our peer group as they are no longer publicly traded companies. No companies were added to our peer group. This revised peer group was used by the Committee to assist it in making decisions affecting 2022 compensation.

Recoupment Policy (“Clawback”)

We adopted a recoupment (“clawback”) policy which provides that, in the event that we are required to prepare an accounting restatement, we may recover from current and former officers any cash- or equity-based bonus, award or other incentive compensation erroneously paid or awarded (as well as reducing or cancelling such bonuses, awards or other compensation and compelling payment for any gains or other accessions to wealth realized in respect of equity or equity-based awards) in excess of what would have been paid under the accounting restatement. This policy covers the three-year period preceding the date on which we are required to prepare the accounting restatement.

Derivatives Trading, Hedging and Pledging Policies

We maintain an insider trading policy that applies to all of our employees worldwide, including our Named Executive Officers,

and members the Board, as well as their designees. The policy prohibits such employees and directors from (i) engaging (directly or indirectly) in hedging transactions or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities or (ii) holding Company securities in a margin account or pledging Company securities as collateral for a loan. An exception may be granted where an employee wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended limits the deductibility of compensation paid to certain current and former executive officers to $1.0 million per year. The Compensation Committee retains flexibility to approve compensation arrangements that promote the objectives of our compensation program, but which may not qualify for full or partial tax deductibility. In designing our compensation and benefits programs, the Compensation Committee may consider the accounting implications of its decisions, including the accounting treatment of amounts awarded or paid to our executives.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the compensation discussion and analysis set forth above with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board that the compensation discussion and analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2021.

Compensation Committee

Steven J. Collins, Chair

Norman S. Matthews

Michelle Millstone-Shroff

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Executive Compensation Program Overview

Summary Compensation Table

The following table sets forth information concerning the compensation granted to or earned by our Named Executive Officers for fiscal years 2021, 2020 and 2019 (or such shorter period as the individual was a Named Executive Officer of the Company):

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Bradley M. Weston President and Chief Executive Officer	2021	1,050,000	0	0	0	1,561,368	46,966	2,658,334
	2020	952,290	0	2,988,500	0	1,012,867	210,805	5,164,462
	2019	450,000	0	0	624,000	0	89,184	1,163,184
Todd E. Vogensen Chief Financial Officer	2021	641,346	0	519,998	0	599,206	21,219	1,781,769
	2020	531,250	420,000	695,000	0	387,019	410,638	2,443,907
Sean C. Thompson Chief Commercial Officer	2021	649,038	0	1,104,996	0	644,374	18,882	2,417,290
	2020	578,731	0	705,139	0	414,481	147,821	1,846,172
	2019	89,231	300,000	0	0	0	33,893	423,124
Denise M. Kulikowsky Chief Human Resources Officer	2021	441,346	0	224,996	0	330,663	23,776	1,020,781
	2020	407,981	0	260,625	0	212,500	20,069	901,175
Reginald M. Rasch Chief Legal Officer	2021	278,654	200,000	269,995	0	196,585	2,235	947,469

(1)	Salary amounts reflect the actual base salary payments earned by the Named Executive Officer.
(2)	Mr. Rasch received a cash sign on bonus in 2021, pursuant to the terms of his employment agreement, which will be forfeited in its entirety if he is terminated for cause within 24 months of the start of his employment.
(3)	Reflects the aggregate grant date fair value of all PSU and RSU awards granted in the applicable fiscal year, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 for stock-based compensation, disregarding the effect of estimated forfeitures. These amounts do not represent the actual value that will be received by each individual from the awards. The assumptions used in determining the fair values of PSUs and RSUs granted in 2021 are disclosed in Notes 2 and 16 to our audited consolidated financial statements that appear in our Annual Report on Form 10-K for the year ended December 31, 2021.
(4)	Amounts represent annual bonuses earned under our annual cash incentive plan for such years. No annual cash bonuses were earned in 2019.
(5)	“All Other Compensation” includes the following amounts for 2021 shown:

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Executive Compensation Program Overview

Name and Principal Position	Year	Transportation Benefit ($)	Company Contribution to Qualified Defined Contribution Plans(a) ($)	Long-Term Disability Insurance Premiums ($)	Other(b) ($)
Bradley M. Weston President and Chief Executive Officer	2021	9,000	3,500	1,660	32,806
Todd E. Vogensen Chief Financial Officer	2021	9,346	10,679	1,194	0
Sean C. Thompson Chief Commercial Officer	2021	9,346	9,536	0	0
Denise M. Kulikowsky Chief Human Resources Officer	2021	8,308	14,144	1,324	0
Reginald M. Rasch Chief Legal Officer	2021	0	875	1,360	0

(a)  Represents 401(k) matching contributions paid to Messrs. Vogensen, Thompson, and Rasch and Ms. Kulikowsky equal to $7,179, $9,536, $875, and $10,644, respectively, and $3,500 in profit sharing amounts paid to each of Messrs. Weston and Vogensen and Ms. Kulikowsky.

(b)  Represents relocation expenses consisting of $16,600 in rent reimbursements and $16,206 in reimbursements for the payment of associated income taxes, pursuant to the Company’s relocation policy and his employment agreement.

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Executive Compensation Program Overview

Grants of Plan-Based Awards

The table below provides information on cash and equity-based performance awards granted to each of the Company’s Named Executive Officers during the fiscal year 2021.

			Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units (#)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name and Principal Position	Award Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bradley M. Weston President and Chief Executive Officer	Cash		504,000	1,260,000	1,890,000

Todd E. Vogensen Chief Financial Officer	Cash		161,064	402,659	603,998
	RSUs	8/9/2021							78,313(3)		519,998

Sean C. Thompson Chief Commercial Officer	Cash		208,000	520,000	780,000
	RSUs	8/9/2021							166,415(3)		1,104,996

Denise M. Kulikowsky Chief Human Resources Officer	Cash		89,204	223,011	334,516
	RSUs	8/9/2021							33,885(3)		224,996

Reginald M. Rasch Chief Legal Officer	Cash		68,072	170,180	255,269
	RSUs	5/7/2021							33,919(4)		269,995

(1)	“RSUs” indicates that the award is a time-based restricted stock unit award.
(2)	Represents annual bonus opportunities granted under our annual cash incentive plan. Mr. Vogensen’s base salary increased from $625,000 to $650,000 and Ms. Kulikowsky’s base salary increased from $425,000 to $450,000, in each case, effective April 26, 2021. As a result, amounts set forth below for Mr. Vogensen and Ms. Kulikowsky are based on his or her prorated annual base salary. In addition, Mr. Rasch’s target bonus amount was prorated for 2021 based on his start date and, as a result, amounts set forth below for Mr. Rasch are based on his prorated annual base salary. See “Annual Cash Incentive Plan” under “Compensation Discussion and Analysis” above for a description of our annual cash incentive plan and each Named Executive Officer’s bonus opportunity for fiscal 2021.
(3)	Time-based RSU awards were granted on August 9, 2021. This award 100% cliff vests on the three-year anniversary of the grant date, subject to continued employment through the applicable vesting dates.
(4)	Time-based RSU award was granted to Mr. Rasch on May 7, 2021 upon his appointment as Chief Legal Officer. This award vests in three equal instalments, on each of the first three anniversaries of the grant, subject to his continued employment through the applicable vesting dates.
(5)	Amounts shown in this column reflect the fair value of the equity awards on the date of grant determined in accordance with ASC Topic 718.

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Executive Compensation Program Overview

Narrative Disclosure to Summary Compensation Table and Grant of Plan-Based Awards Table

Employment Agreements and Change in Control Severance Agreements

Employment Agreement with Bradley M. Weston.
Commencing April 1, 2020, Mr. Weston has been party to an amended and restated employment agreement with the Company pursuant to which he serves as our President and Chief Executive Officer. In 2021, Mr. Weston’s annual base salary was $1,050,000, and he was eligible for an annual cash incentive bonus with a target of 120% of annual base salary. Mr. Weston’s employment agreement also provided for other customary benefits, including savings and retirement plans, paid vacation, health care, life insurance plans and expense reimbursement.

Employment Agreement with Todd E. Vogensen.
Commencing January 6, 2020, Mr. Vogensen has been party to an employment agreement with the Company, pursuant to which he serves as our Executive Vice President and Chief Financial Officer. In 2021, Mr. Vogensen’s annual base salary was $650,000, and he was eligible for an annual cash incentive bonus with a target of 75% of annual base salary. Mr. Vogensen’s employment agreement also provides for other customary benefits, including savings and retirement plans, paid vacation, health and welfare benefit plans, and expense reimbursement.

Employment Agreement with Sean C. Thompson.
Commencing September 14, 2020, Mr. Thompson has been party to an amended and restated employment agreement with the Company, pursuant to which he serves as our Executive Vice President and Chief Commercial Officer. In 2021, Mr. Thompson’s annual base salary was $650,000 and he was eligible for an annual cash incentive bonus with a target of 80% of annual base salary. Mr. Thompson’s employment agreement also provides for other customary benefits, including savings and retirement plans, paid vacation, health and welfare plans, and expense reimbursement.

Employment Agreement and Change in Control Severance Agreement with Denise M. Kulikowsky. Commencing April 5, 2020 Ms. Kulikowsky has been party to an amended and restated employment agreement with the Company, pursuant to which she serves as our Executive Vice President and Chief Human Resources Officer. In 2021, Ms. Kulikowsky’s annual base salary was $450,000, and she was eligible for an annual cash incentive bonus with a target of 60% of annual base salary. Her employment agreement also provides for other customary benefits, including savings and retirement plans, paid vacation, health and welfare plans, and expense reimbursement.

Commencing December 24, 2019, Ms. Kulikowsky has been a party to a change in control severance agreement with the Company, pursuant to which Ms. Kulikowsky is entitled to receive severance payments and benefits upon certain terminations of employment in connection with a change in control.

Employment Agreement with Reginald M. Rasch.
Commencing March 29, 2021, Mr. Rasch has been party to an employment agreement with the Company, pursuant to which he serves as our Executive Vice President, Chief Legal Officer, and Corporate Secretary. In 2021, Mr. Rasch’s annual base salary was $450,000, and he was eligible for an annual cash incentive bonus with a target of 50% of annual base salary (prorated for 2021 based on his start date).   He received a $200,000 cash sign-on bonus and a sign-on equity grant of $270,000 in the form of RSUs. Mr. Rasch’s employment agreement also provides for other customary benefits, including savings and retirement plans, paid vacation, health and welfare plans, and expense reimbursement.

For a description of the payments and benefits our Named Executive Officers may be entitled to in connection with a termination of employment or a change in control, and for a description of the restrictive covenants in our favor by which our Named Executive Officers are bound, see “—Potential Payments upon Termination or Change in Control.”

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Executive Compensation Program Overview

Outstanding Equity Awards at Fiscal Year End 2021

The following table sets forth certain information with respect to outstanding stock options and restricted stock units held by our Named Executive Officers on December 31, 2021.

Name and Principal Position	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price ($/share)	Option Expiration Date	Restricted Stock Unit Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(2)
Bradley M. Weston President and Chief Executive Officer	7/25/2019	200,000	100,000	6.21	7/25/2029
						7/18/2020	358,334(4)	1,995,920
						7/18/2020	537,501(5)	2,993,881
						7/18/2020	537,501(6)	2,993,881
						7/18/2020			716,666(7)	3,991,830
Todd E. Vogensen Chief Financial Officer						7/18/2020	83,334(4)	464,170
						7/18/2020	125,001(5)	696,256
						7/18/2020	125,001(6)	696,256
						7/18/2020			166,666(7)	928,330
						8/9/2021	78,313(8)	436,203
Sean C. Thompson Chief Commercial Officer						7/18/2020	79,174(4)	440,999
						7/18/2020	118,759(5)	661,488
						7/18/2020	118,759(6)	661,488
						7/18/2020			158,345(7)	881,982
						10/15/2020	12,501(5)	69,631
						10/15/2020	12,501(6)	69,631
						10/15/2020			16,666(7)	92,830
						8/9/2021	166,415(8)	926,932

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Name and Principal Position	Option Expiration Date	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Grant Date	Option Exercise Price ($/share)	Restricted Stock Unit Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(2)
Denise M. Kulikowsky Chief Human Resources Officer	11/14/2018	12,000	8,000	11/13/2028	11.47
						1/1/2019	1,604(9)	8,934
						7/18/2020	31,250(4)	174,063
						7/18/2020	46,875(5)	261,094
						7/18/2020	46,875(6)	261,094
						7/18/2020			62,500(7)	348,125
						8/9/2021	33,885(8)	188,739
Reginald M. Rasch Chief Legal Officer						5/7/2021	33,919(10)	188,929

(1)	Mr. Weston’s time-based options vest in three equal annual installments from the grant date, generally subject to Mr. Weston’s continued employment or other service through the applicable vesting date. Ms. Kulikowsky’s time-based options vest in five equal annual installments commencing on November 14, 2019, generally subject to Ms. Kulikowsky’s continued employment or service through the applicable vesting date.
(2)	Calculated using the 2021 year-end closing market price of $5.57 per share.
(3)	This column displays the number of shares that may be earned subject to certain performance criteria at the end of the relevant performance period. Please see the “Long-Term Incentive Program” section within the Compensation Discussion & Analysis section of the proxy statement.
(4)	PSU award that was earned based on achievement of a VWAP of $2.50 over a period of not less than ninety (90) consecutive calendar days during the three-year performance period beginning on the date of grant. On November 2, 2020, this performance condition was achieved and 25% of the earned PSUs vested on July 18, 2021, another 25% vested on November 2, 2021, and the remaining earned PSUs will vest in equal installments on May 2, 2022 and November 2, 2022, subject to continued employment through the applicable vesting date.
(5)	PSU award that was earned based on achievement of a VWAP of $5.00 over a period of not less than ninety (90) consecutive calendar days during the three-year performance period beginning on the date of grant. On January 27, 2021, this performance condition was achieved and 25% of the earned PSUs vested on July 27, 2021 (October 15, 2021, in the case of Mr. Thompson’s supplemental PSU grant), and the remaining earned PSUs will vest in equal installments on January 27, 2022, July 27, 2022, and January 27, 2023, subject to continued employment through the applicable vesting date.
(6)	PSU award that was earned based on achievement of a VWAP of $7.50 over a period of not less than ninety (90) consecutive calendar days during the three-year performance period beginning on the date of grant. On June 9, 2021, this performance condition was achieved and 25% of the earned PSUs vested on December 9, 2021, and the remaining earned PSUs will vest in equal installments on June 9, 2022, December 9, 2022, and June 9, 2023, subject to continued employment through the applicable vesting date.
(7)	PSU award that may be earned subject to achievement of a VWAP of $10.00 over a period of not less than ninety (90) consecutive calendar days during the three-year performance period beginning on the date of grant, subject to continued employment through the applicable vesting date. As of December 31, 2021, the performance conditions were not achieved.
(8)	Time-based RSU award, which 100% cliff vests on August 9, 2024, subject to continued employment through the applicable vesting date.
(9)	New hire RSU grant, which vests in three equal instalments on January 1, 2020, January 1, 2021, and January 1, 2022, subject to continued employment through the applicable vesting date.
(10)	New hire RSU grant, which vests in three equal instalments on May 7, 2022, May 7, 2023, and May 7, 2024, subject to continued employment through the applicable vesting date.

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Executive Compensation Program Overview

Option Exercises and Stock Vested in 2021

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2) ($)
Bradley M. Weston President and Chief Executive Officer			716,666	5,650,904
Todd E. Vogensen Chief Financial Officer			166,666	1,314,154
Sean C. Thompson Chief Commercial Officer			202,263	1,616,043
Denise M. Kulikowsky Chief Human Resources Officer			65,706	512,915

(1)	None of our Named Executive Officers exercised options during 2021.
(2)	Represents the product of the number of PSUs and RSUs that vested and the market value of Party City Holdco Inc. common stock on the vesting date.

Potential Payments upon Termination or Change in Control for 2021

During 2021, the employment agreements of each Named Executive Officer provided for severance benefits upon a termination of employment under certain circumstances (including, in certain cases, in connection with a change in control). For a discussion regarding the benefits see “—Employment Agreement with Mr. Weston”, “—Employment Agreement with Mr. Vogensen”, “—Employment Agreement with Mr. Thompson”, and “—Employment Agreement with

Ms. Kulikowsky” below. Furthermore, a change in control (in some cases, only if accompanied by a qualifying termination of the Named Executive Officer’s employment) or a termination of employment would also, in certain cases, result in the accelerated vesting of our restricted stock units, and time-based options and would have certain effects on our performance-based options. See “—Effect of Change of Control and Qualifying Termination on Equity Awards” below.

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Executive Compensation Program Overview

Potential Post Employment Severance and Bonus Payments

The following table presents the potential post-employment severance and bonus payments payable to each of our Named Executive Officers, and the potential effect of a change in control on stock–based awards held by our Named Executive Officers, in each case, as of December 31, 2021, the last business day of our fiscal year. The table also assumes that the triggering event took place on December 31, 2021. Amounts shown in the table do not include (i) accrued but unpaid salary, (ii) vested benefits, including the value of time-based restricted stock units that vested by their terms on December 31, 2021, or (iii) other benefits earned or accrued by the Named Executive Officer during his or her employment that are available to all salaried employees and that do not discriminate in scope, terms or operations in favor of executive officers.

Name	Benefit	Death or Disability(1) ($)	Termination of Employment Without Cause or for Good Reason ($)		Termination of Employment without Cause or for Good Reason within six months prior to or 24 months following a Change in Control ($)
Bradley M. Weston	Severance	1,561,368	3,661,368	(2)	6,181,368	(3)
	COBRA Premiums(4)	0	0		17,972
	Vesting of Time-Based Options(5)	0	0		0
	Vesting of Time-Based RSUs(6)	0	0		7,983,682
	Vesting of Performance-Based RSUs(7)	0	0		1,935,764
	TOTAL	1,561,368	3,661,368		16,118,786
Todd E. Vogensen	Severance	599,206	1,249,206	(2)	2,874,206	(3)
	COBRA Premiums(4)	0	0		34,308
	Vesting of Time-Based RSUs(6)	0	1,392,511		2,292,885
	Vesting of Performance-Based RSUs(7)	0	758,772		450,176
	TOTAL	599,206	3,400,489		5,651,575
Sean C. Thompson	Severance	644,374	650,000	(2)	2,984,374	(3)
	COBRA Premiums(4)	0	0		26,501
	Vesting of Time-Based RSUs(6)	0	1,415,823		2,830,167
	Vesting of Performance-Based RSUs(7)	0	0		465,172
	TOTAL	644,374	2,065,823		6,306,214

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Name	Benefit	Death or Disability(1) ($)	Termination of Employment Without Cause or for Good Reason ($)	Termination of Employment without Cause or for Good Reason within six months prior to or 24 months following a Change in Control ($)
Denise M. Kulikowsky	Severance	330,663	780,663(2)	1,410,663	(3)
	COBRA Premiums(4)	0	0	17,972
	Vesting of Time-Based Options(5)	0	0	0
	Vesting of Time-Based RSUs(6)	0	0	821,759
	Vesting of Performance-Based RSUs(7)	0	0	348,125
	TOTAL	330,663	780,663	2,598,519
Reginald M. Rasch(8)	Severance	196,585	646,585(2)	1,436,945	(3)
	COBRA Premiums(4)	0	0	26,501
	Vesting of Time-Based RSUs(6)	0	62,976	188,929
	TOTAL	196,585	709,561	1,652,375

(1)

Under the terms of each Named Executive Officer’s employment agreement as in effect on December 31, 2021, each Named Executive Officer is entitled to receive a prorated bonus for the year of termination in the event of a termination of employment due to death or disability.

(2)

Under the terms of each Named Executive Officer’s employment agreement as in effect on December 31, 2021, each Named Executive Officer is entitled to the following cash severance payments in the event of a termination of employment without cause or resignation for good reason as follows: (i) Mr. Weston would be entitled to receive a pro rata annual bonus for the year of termination, payable based on actual performance in the year of termination, and severance pay equal to two times his annual base salary, payable as salary continuation; (ii) Messrs. Vogensen and Rasch and Ms. Kulikowsky would be entitled to receive a pro rata annual bonus for the year of termination, payable based on actual performance in the year of termination, and severance pay equal to one times his or her annual base salary, payable as salary continuation; (iii) Mr. Thompson would be entitled to receive severance pay equal to one times his annual base salary, payable as salary continuation.

(3)

Under the terms of each Named Executive Officer’s employment agreement or change in control severance agreement, as applicable, as in effect on December 31, 2021, each Named Executive Officer is entitled to the following cash severance payments in the event of a Qualifying Termination consisting of: (i) a pro rata annual bonus for the year of termination, payable based on actual performance in the year of termination, and (ii) severance pay equal to two times (or one-and-a-half times for Ms. Kulikowsky) the sum of his or her then-current annual base salary and then-current target annual bonus, payable as a lump sum.

(4)

Under the terms of each Named Executive Officer’s employment agreement or change in control severance agreement, as applicable, as in effect on December 31, 2021, each Named Executive Officer would be entitled to the Company portion of COBRA premiums for 24 months (or 12 months for Ms. Kulikowsky) following the date of a Qualifying Termination.

(5)	Under the terms of his employment agreement as in effect on December 31, 2021, if Mr. Weston’s employment had been terminated without cause or he resigned for good reason, his sign-on options would have accelerated by 24 months and, in connection with a Qualifying Termination, all of his sign-on options would have accelerated in full. However, no value is shown related to Mr. Weston’s sign-on options, as the exercise price exceeded the Company’s closing stock price on December 31, 2021 of $5.57. Similarly, under the terms of her employment agreement as in effect on December 31, 2021, if Ms. Kulikowsky’s employment had experienced a Qualifying Termination, her outstanding stock options would have accelerated in full. However, no value is shown related to Ms. Kulikowsky’s options, as the exercise price exceeded the Company’s closing stock price on December 31, 2021 of $5.57.
(6)	Under the terms of their employment agreements as in effect on December 31, 2021, if Messrs. Vogensen, Thompson, or Rasch had been terminated without cause or resigned for good reason, their unvested time-based RSUs would have accelerated by 12 months. Further, under the terms of each Named Executive Officer’s employment agreement or change in control severance agreement, as applicable, as in effect on December 31, 2021, all unvested time-based RSUs held by each NEO as of December 31, 2021 would vest in full upon a Qualifying Termination. Amounts shown are based on the Company’s closing stock price on December 31, 2021 of $5.57.
(7)	Under the terms of their employment agreements as in effect on December 31, 2021, in connection with a Qualifying Termination, all performance-based RSUs held by Messrs. Weston, Vogensen and Thompson as of December 31, 2021 for which the performance period had not ended would be treated as earned at target levels and would pro rata vest based on the elapsed portion of the performance period as of the date of the Qualifying Termination. Under the terms of her change in control severance agreement as in effect as of December 31, 2020, in connection with a Qualifying Termination, all of Ms. Kulikowsky’s outstanding and unearned performance-based RSUs as of December 31, 2020 would be treated as earned at target levels and accelerate and vest in full as of the date of termination. In all cases, 2020, values are based on the closing price of the Company’s stock on December 31, 2021 of $5.57.
(8)	Mr. Rasch is entitled to retain his $200,000 sign-on bonus if he terminated for any reason other than for cause within 24 months of his start date.

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Amended & Restated Employment Agreement with Mr. Weston. Under Mr. Weston’s amended and restated employment agreement as in effect on December 31, 2021, if we had terminated Mr. Weston’s employment other than for cause (as defined in Mr.  Weston’s employment agreement), or if Mr. Weston had terminated his employment for good reason (as defined in Mr. Weston’s employment agreement), we would have been obligated to pay Mr. Weston the following cash payments: (1) accrued unpaid salary, earned but unpaid annual bonus for any prior year and accrued but unpaid vacation pay (collectively, the “Accrued Obligations”); (2) a pro rata annual bonus for the year of termination, payable based on actual performance in the year of termination; (3) severance pay equal to two times his annual base salary, payable as salary continuation; and (4) with respect to the stock options he received as a sign-on award, accelerated vesting of the portion of the stock options that would have vested in the 24 month period immediately following his termination of employment had he remained employed with the Company.

If such a termination had occurred within six months prior to, or 24 months following, a change in control (a “Qualifying Termination”), the severance payment described above would have instead been equal to an amount equal to two times the sum of Mr. Weston’s then-current annual base salary and then-current target annual bonus, payable as a lump sum. Additionally, assuming Mr. Weston’s timely election to continue his “COBRA” coverage under the Company’s group health plan, for a period of 24 months following termination, he would have received a monthly amount equal to the Company’s portion of the monthly health premiums for such coverage as paid prior to termination.

In addition, the stock options he received as a sign-on award would accelerate and vest in full and, Mr. Weston’s remaining incentive equity awards (other than the stock options received as a sign-on award) that vest solely based on his continued service with the Company would have fully vested immediately upon the occurrence of a Qualifying Termination. Any such awards that are subject to performance-based vesting would have been earned and vested as follows: (i) if the full performance period has elapsed as of the date of the Qualifying Termination, based on actual achievement of the applicable performance goals without proration and (ii) otherwise, based on assumed achievement of the applicable performance goals at 100% of the performance target, prorated based on the number of days of Mr. Weston’s actual employment with the Company prior to the Qualifying Termination during the full performance period.

Upon termination of Mr. Weston’s employment by the Company for cause, or by Mr. Weston without good reason, Mr. Weston would have only been entitled to the Accrued Obligations, and upon his termination of employment due to death or disability, Mr. Weston would have been entitled to the Accrued Obligations and a pro rata annual bonus for the year of termination.

Payment of the severance payments and benefits described above would be subject to Mr. Weston’s (or, in the case of his death, his beneficiary’s or estate’s) signing of a release of claims, except such a release would not be required with respect to the Accrued Obligations and, in the case of a Qualifying Termination, the accelerated vesting of equity awards other than the stock options he received as a sign-on award.

Mr. Weston’s employment agreement as in effect on December 31, 2021 also provided that during the term of the agreement and the Restriction Period (as defined below), Mr. Weston would be subject to certain non-competition and non-solicitation provisions, as described in the employment agreement. The Restriction Period is defined as the 24-month period immediately following a termination of employment other than a termination at the expiration of the employment period.

Employment Agreement with Mr. Vogensen.
Under Mr. Vogensen’s employment agreement as in effect on December 31, 2021, if we had terminated Mr. Vogensen’s employment other than for cause (as defined in Mr. Vogensen’s employment agreement), or if Mr. Vogensen had terminated his employment for good reason (as defined in Mr. Vogensen’s employment agreement), we would have been obligated to pay Mr. Vogensen the following cash payments: (1) the Accrued Obligations; (2) a pro rata annual bonus for the year of termination, payable based on actual performance in the year of termination; and (3) severance pay equal to one times his annual base salary, payable as salary continuation. In addition, with respect to Mr. Vogensen’s incentive equity awards that vest solely based on his continued service with the Company, the portion of such awards that would have vested had he remained employed for the 364 days following the date of his termination of employment would accelerate and fully vest. Any of his outstanding awards that are subject to performance-based vesting would have been earned and vested as follows: (i) if the full performance period has elapsed as of the date of termination, based on actual achievement of the applicable performance goals without proration and (ii) otherwise, based on assumed achievement of the applicable performance goals at 100% of the performance target, prorated based on the date which is 364 days following the date of termination during the full performance period.

Upon a Qualifying Termination, the severance payment would have instead been equal to an amount equal to two times the sum of Mr. Vogensen’s then-current annual base salary and then-current target annual bonus, payable as a lump sum. Additionally, assuming Mr. Vogensen’s timely election to continue his “COBRA” coverage under the Company’s group health plan, for a period of 24 months following termination, he would have received a monthly amount equal to the Company’s portion of the monthly health premiums for such coverage as paid prior to termination. Further, Mr. Vogensen’s incentive equity awards that vest solely based on his continued service with the Company would accelerate and fully vest while such awards that vest upon the occurrence of specified performance metrics would have been earned and vested as follows: (i) if the full performance period has elapsed as of the date of the Qualifying Termination, based on actual achievement of the applicable performance goals without proration and (ii) otherwise, based on assumed achievement of the applicable performance goals at 100% of the performance target, prorated based on the number of days of Mr. Vogensen’s actual employment with the Company prior to the Qualifying Termination during the full performance period.

Upon termination of Mr. Vogensen’s employment by the Company for cause, or by Mr. Vogensen without good reason, Mr. Vogensen would have only been entitled to the Accrued

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Executive Compensation Program Overview

Obligations, and upon his termination of employment due to death or disability, Mr. Vogensen would have been entitled to the Accrued Obligations and a pro rata annual bonus for the year of termination.

Payment of the severance payments and benefits described above would be subject to Mr. Vogensen’s (or, in the case of his death, his beneficiary’s or estate’s) signing of a release of claims, except such a release would not be required with respect to the Accrued Obligations.

Mr. Vogensen’s employment agreement as in effect on December 31, 2021 also provided that during the term of the agreement and the Restriction Period (as defined below), Mr. Vogensen would be subject to certain non-competition and non-solicitation provisions, as described in the employment agreement. The Restriction Period is defined as the 12 month period immediately following a termination of employment (or the 24 month period following a Qualifying Termination) other than a termination at the expiration of the employment period.

Amended & Restated Employment Agreement with Mr. Thompson. Under Mr. Thompson’s employment agreement in effect on December 31, 2021, if we had terminated Mr. Thompson’s employment other than for cause (as defined in Mr. Thompson’s employment agreement), or if Mr. Thompson had terminated his employment for good reason (as defined in Mr. Thompson’s employment agreement), we would have been obligated to pay Mr. Thompson the following cash payments: (1) the Accrued Obligations, and (2) severance pay equal to one times his annual base salary, payable as salary continuation. In addition, with respect to his sign-on incentive equity award, the portion of the RSUs that would have vested had he remained employed for the 12 months following the date of his termination would accelerate and fully vest, and his sign-on performance-based RSUs would remain outstanding and eligible to vest for 12 months following the date of his termination.

Upon a Qualifying Termination, the severance payment would have instead been equal to an amount equal to two times the sum of Mr. Thompson’s then-current annual base salary and then-current target annual bonus, payable as a lump sum, and Mr. Thompson would also be entitled to receive a pro rata annual bonus for the year of termination, payable based on actual performance in the year of termination. Additionally, assuming Mr. Thompson’s timely election to continue his “COBRA” coverage under the Company’s group health plan, for a period of 24 months following termination, he would have received a monthly amount equal to the Company’s portion of the monthly health premiums for such coverage as paid prior to termination. With respect to Mr. Thompson’s sign-on incentive equity award, his RSUs would accelerate and fully vest as of the date of termination, and his performance-based RSUs would have been earned and vested based on assumed achievement of the applicable performance goals at 100% of the performance target, prorated based on the number of days of Mr. Thompson’s actual employment with the Company prior to the Qualifying Termination during the full performance period. With respect to Mr. Thompson’s remaining incentive equity awards, such awards that vest solely based on his continued service with the Company would accelerate and fully vest. Any of his remaining outstanding awards that are subject to performance-based vesting would have been earned and vested as follows: (i) if the full performance period has elapsed as of the date of the Qualifying Termination, based on actual achievement of the applicable performance goals without proration and (ii) otherwise, based on assumed achievement of the applicable performance goals at 100% of the performance target, prorated based on the number of days of Mr. Thompson’s actual employment with the Company prior to the Qualifying Termination during the full performance period.

Upon termination of Mr. Thompson’s employment by the Company for cause, or by Mr. Thompson without good reason, Mr. Thompson would have been entitled to the Accrued Obligations, and upon his termination of employment due to death or disability, Mr. Thompson would have been entitled to the Accrued Obligations and a pro rata annual bonus for the year of termination.

Payment of the severance payments and benefits described above would be subject to Mr. Thompson’s (or, in the case of his death, his beneficiary’s or estate’s) signing of a release of claims, except such a release would not be required with respect to the Accrued Obligations and, in the case of a Qualifying Termination, the accelerated vesting of equity awards other than the stock options he received as a sign-on award.

Mr. Thompson’s employment agreement as in effect on December 31, 2021 also provided that during the term of the agreement and the 12 month period immediately following a termination of employment (or the 24 month period following a Qualifying Termination) other than a termination at the expiration of the employment period, Mr. Thompson would be subject to certain non-competition and non-solicitation provisions, as described in the employment agreement.

Amended & Restated Employment Agreement and Change in Control Severance Agreement with Ms. Kulikowsky. Under Ms. Kulikowsky’s employment agreement in effect on December 31, 2021, if we had terminated Ms. Kulikowsky’s employment other than for cause (as defined in Ms. Kulikowsky’s employment agreement), or if Ms. Kulikowsky had terminated her employment for good reason (as defined in Ms. Kulikowsky’s employment agreement), we would have been obligated to pay Ms. Kulikowsky the following cash payments: (1) the Accrued Obligations; (2) a pro rata annual bonus for the year of termination, payable based on actual performance in the year of termination; and (3) severance pay equal to one times her annual base salary, payable as salary continuation.

Under Ms. Kulikowsky’s and her Change in Control Severance Agreement in effect on December 31, 2021, upon a Qualifying Termination, the severance payment would have instead been equal to an amount equal to one-and-a-half times the sum of Ms. Kulikowsky’s then-current annual base salary and then-current target annual bonus, payable as a lump sum. Additionally, assuming Ms. Kulikowsky’s timely election to continue her “COBRA” coverage under the Company’s group health plan, for a period of 12 months following termination, she would have received a monthly amount equal to the Company’s portion of the monthly health premiums for such coverage as paid prior to termination. With respect to any stock options, restricted stock, restricted stock units, performance stock units or similar equity awards, such awards that vest solely based on her continued service with the Company would accelerate and fully

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vest. Any of her remaining outstanding awards that are subject to performance-based vesting would have been earned and vested as follows: (i) if the full performance period has elapsed as of the date of the Qualifying Termination, based on actual achievement of the applicable performance goals without proration and (ii) otherwise, based on assumed achievement of the applicable performance goals at 100% of the performance target, without proration.

Upon termination of Ms. Kulikowsky employment by the Company for cause, or by Ms. Kulikowsky without good reason, Ms. Kulikowsky would have only been entitled to the Accrued Obligations, and upon her termination of employment due to death or disability, Ms. Kulikowsky would have been entitled to the Accrued Obligations and a pro rata annual bonus for the year of termination under her employment agreement.

Payment of the severance payments and benefits described above would be subject to Ms. Kulikowsky (or, in the case of her death, her beneficiary’s or estate’s) signing of a release of claims, except such a release would not be required with respect to the Accrued Obligations.

Ms. Kulikowsky’s employment agreement as in effect on December 31, 2021 also provided that during the term of the agreement and the 12 month period immediately following a termination of employment (other than a termination at the expiration of the employment period), Ms. Kulikowsky would be subject to certain non-competition and non-solicitation provisions, as described in the employment agreement.

Employment Agreement with Mr. Reginald M. Rasch.
Under Mr. Rasch’s employment agreement in effect on December 31, 2021, if we had terminated Mr. Rasch’s employment other than for cause (as defined in Mr. Rasch’s employment agreement), or if Mr. Rasch had terminated his employment for good reason (as defined in Mr. Rasch’s employment agreement), we would have been obligated to pay Mr. Rasch the following cash payments: (1) the Accrued Obligations; (2) a pro rata annual bonus for the year of termination, payable based on actual performance in the year of termination; and (3) severance pay equal to one times his annual base salary, payable as salary continuation. In addition, with respect to his sign-on incentive award, the portion of the RSUs and the portion of restricted cash awards that would have vested had he remained employed for the 364-day period following the date of his termination would accelerate and fully vest. Any of his outstanding awards that are subject to performance-based vesting would have been earned and vested as follows: (i) if the full performance period has elapsed as of the Date of Termination, based on actual achievement of the applicable performance goals without proration and (ii) otherwise, based on assumed achievement of the applicable performance goals at 100% of the performance target, prorated based on the number of days of Mr. Rasch’s actual employment with the date that is 364 days following the date of termination during the full performance period.

Upon a Qualifying Termination, the severance payment would have instead been equal to an amount equal to two times the sum of Mr. Rasch’s then-current annual base salary and then-current target annual bonus, payable as a lump sum. Additionally, assuming Mr. Rasch’s timely election to continue his “COBRA” coverage under the Company’s group health plan, for a period of 24 months following termination, he would have received a monthly amount equal to the Company’s portion of the monthly health premiums for such coverage as paid prior to termination. Further, Mr. Rasch’s incentive equity awards that vest solely based on his continued service with the Company would accelerate and fully vest, while such awards that vest upon the occurrence of specified performance metrics would have been earned and vested as follows: (i) if the full performance period has elapsed as of the date of the Qualifying Termination, based on actual achievement of the applicable performance goals without proration and (ii) otherwise, based on assumed achievement of the applicable performance goals at 100% of the performance target, prorated based on the number of days of Mr. Rasch’s actual employment with the Company prior to the Qualifying Termination during the full performance period.

Upon termination of Mr. Rasch employment by the Company for cause, or by Mr. Rasch without good reason, Mr. Rasch would have only been entitled to the Accrued Obligations, and upon his termination of employment due to death or disability, Mr. Rasch would have been entitled to the Accrued Obligations and a pro rata annual bonus for the year of termination.

Payment of the severance payments and benefits described above would be subject to Mr. Rasch (or, in the case of his death, his beneficiary’s or estate’s) signing of a release of claims.

Mr. Rasch’s employment agreement as in effect on December 31, 2021 also provided that during the term of the agreement and the 12 month period immediately following a termination of employment (other than a termination at the expiration of the employment period), Mr. Rasch would be subject to certain non-competition and non-solicitation provisions, as described in the employment agreement.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during 2021 or at any other time an officer or employee of the Company, and no member of this committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Compensation Committee during 2021.

Chief Executive Officer Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following information explains the relationship of the annual total compensation of our median employee to the annual total compensation on an annualized basis of Mr. Weston, our CEO as of the determination date for our median employee.

For 2021, our last completed fiscal year:

•	Our median employee was a part time sales associate working in one of our retail stores in the United States;

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Executive Compensation Program Overview

•	The total annual compensation of our median employee was $10,176;
•	The total annual compensation of Mr. Weston, on an annualized basis, was $2,659,398; and
•	The ratio of the median employee’s pay to that of Mr. Weston was approximately 261 to 1.

The SEC rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. Since December 31, 2020, there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. We therefore used the same median employee to calculate our 2021 pay ratio as was used for purposes of our 2020 pay ratio.

In calculating the CEO pay ratio, the SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our reported CEO pay ratio may not be comparable to CEO pay ratios reported by other companies due to differences in industries and geographical dispersion, as well as the different estimates, assumptions, and methodologies applied by other companies in calculating their CEO pay ratios.

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Proposal 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a “say-on-pay” vote).

Our executive compensation program is designed to motivate and reward outstanding performance in a straightforward and effective way and retain strong leadership. We encourage stockholders to read the section entitled “Compensation Discussion and Analysis,” beginning on page 32, which describes the details of our executive compensation program and the decisions made by the Compensation Committee in 2021.

At our 2019 annual meeting of stockholders, 99.8% of votes cast (for or against) supported our executive compensation program. In 2021, we had discussions with a number of our stockholders regarding various topics, including company performance and strategy, corporate governance, executive compensation, and ESG topics. The Compensation Committee will continue to consider stockholder feedback and the results of say-on-pay votes when making future compensation decisions.

Stockholders are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables, is hereby approved.

As an advisory vote, this proposal is not binding on Party City, the Board, or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers. It is expected that the next say-on-pay vote will occur at the 2023 annual meeting of stockholders, subject to the Board’s consideration of the outcome of the vote on Proposal 3 described in this proxy statement.

The Board unanimously recommends a vote FOR Proposal 2, the advisory vote to approve our executive compensation.

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Proposal 3

ADVISORY VOTE TO SET THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION VOTES

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote on how often the Company should hold a say-on-pay vote. Under this proposal, stockholders may vote to have the say-on-pay vote every year, two years, or three years, or may abstain from voting on this proposal. Stockholders will have an opportunity to cast an advisory vote on the frequency of the say-on-pay vote at least every six years.

The Board recommends that future say-on-pay votes occur every year.

The Board’s recommendation of an annual vote is a change from the triannual say-on-pay vote that the Company has held since 2016. In light of the Company’s desire to receive timely, direct input from stockholders on the Company’s executive compensation policies and evolving best practices, the Board of Directors has determined that it is in the best interests of stockholders to conduct a say-on-pay vote annually and, in connection therewith, is recommending that stockholders approve a change in the frequency of say-on-pay votes from three years to one year. The Board believes that allowing our stockholders to provide us with their input on our executive compensation philosophy, policies and practices every year is a good corporate governance practice that is consistent with holding the board of directors accountable to our stockholders and is in the best interests of our stockholders.

Although the vote is non-binding, the Board will consider the vote results in determining the frequency of future say-on-pay votes. In the future, the Board may change the vote frequency based on the nature of the Company’s compensation programs, input from our stockholders, and the Board’s views on the best way to obtain meaningful stockholder input.

It is expected that the next vote on a say-on-pay frequency proposal will occur at the 2028 annual meeting of stockholders.

The Board unanimously recommends a vote of “ONE YEAR” on Proposal 3, the advisory vote to set the frequency of future “say-on-pay” votes to approve executive compensation.

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Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 11, 2022 for:

•	each person whom we know beneficially owns more than five percent of our common stock;
•	each of our directors;
•	each of our Named Executive Officers; and
•	all of our directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Shares of common stock that may be acquired within 60 days following April 11, 2022, pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such holder but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table.

Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Party City Holdco Inc., 80 Grasslands Road, Elmsford, New York 10523.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% or greater stockholders:
Funds affiliated with CAS Investment Partners, LLC(1)	19,214,123	17.09%
BlackRock, Inc.(2)	7,342,740	6.53%
The Vanguard Group(3)	5,957,551	5.30%
Directors and named executive officers:
Joel Alsfine(4)	50,975	*
Steven J. Collins(5)	92,673	*
James G. Conroy(4)	73,553	*
William S. Creekmuir(6)	185,701	*
Sarah Dodds-Brown(4)	42,562	*
Jennifer Carter Fleiss(4)	49,773	*
John A. Frascotti(4)	56,871	*
James M. Harrison(7)	1,101,621	*
Denise M. Kulikowsky(8)	94,583	*
Norman S. Matthews(9)	1,070,841	*
Michelle Millstone-Shroff(4)	62,229	*
Reginald M. Rasch(10)	11,307	*
Sean C. Thompson(11)	227,627	*
Todd E. Vogensen(12)	199,831	*
Bradley M. Weston(13)	1,065,164	*
All directors and executive officers as a group (15 persons)(12)	36,797,725	3.81%
*	Represents beneficial ownership of less than 1%.
(1)	Based on a Form 4 filed with the SEC by Sosin Clifford c/o CAS Investment Partners, LLC on April 11, 2022 14,045,655 of these shares are owned directly by Sosin Master, L.P., and Reporting Person is the Managing Member of CAS Investment Partners, LLC, which is investment manager to Sosin Master, L.P. The remaining 5,485,968 shares are owned directly by CSWR Partners, L.P., and Reporting Person is the Managing Member of CAS Investment Partners, LLC, which is investment manager to CSWR Partners, L.P. The address for CAS Investment Partners, LLC is 135 E 57th Street, New York, New York 10022.

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Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

(2)	Based on a Schedule 13G filed with the SEC on February 4, 2022 by BlackRock, Inc. The Schedule also reported sole voting power of 7,215,053 shares and sole dispositive power of 7,342,740 for a total aggregate amount of 7,342,740 of shares beneficially owned by each reporting person. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.
(3)	Based on a Schedule 13G filed with the SEC on February 9, 2022 by Vanguard Group Inc that reported sole dispositive power. The Schedule also reported shared voting power of 226,785 shares and shared dispositive power of 313,038 for a total aggregate amount of 5,957,551 of shares beneficially owned by each reporting person. The address for the Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.
(4)	Includes 12,562 shares, which could be acquired by within 60 days of April 11, 2022 upon vesting of RSUs.
(5)	Includes 12,562 shares, which could be acquired upon vesting of RSUs and 2,080 shares, which could be acquired upon exercise of options within 60 days of April 11, 2022.
(6)	Includes 12,562 shares, which could be acquired upon vesting of RSUs and 11,778 shares, which could be acquired upon exercise of options within 60 days of April 11, 2022.
(7)	Includes 841,200 shares, which could be acquired within 60 days of April 11, 2022 upon exercise of options.
(8)	Includes 31,250 shares, which could be acquired upon vesting of RSUs and 12,000 shares, which could be acquired upon exercise of options within 60 days of April 11, 2022.
(9)	Includes 12,562 shares, which could be acquired upon vesting of RSUs and 18,680 shares, which could be acquired upon exercise of options within 60 days of April 11, 2022.
(10)	Includes 11,307 shares, which could be acquired by within 60 days of April 11, 2022 upon vesting of RSUs. Includes 11,307 shares, which could be acquired by within 60 days of April 11, 2022 upon vesting of RSUs.
(11)	Includes 83,340 shares, which could be acquired by within 60 days of April 11, 2022 upon vesting of RSUs.
(12)	Includes 83,334 shares, which could be acquired by within 60 days of April 11, 2022 upon vesting of RSUs.
(13)	Includes 358,334 shares, which could be acquired upon vesting of RSUs and 200,000 shares, which could be acquired upon exercise of options within 60 days of April 11, 2022.

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Certain Relationships and Related Person Transactions

Related Person Transactions Policy

In accordance with the charter of our Audit Committee and our policy with respect to related person transactions, our Audit Committee is responsible for reviewing and approving related person transactions.

The policy with respect to related person transactions applies to transactions, arrangements and relationships (or any series of similar transactions, arrangements or relationships) where the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, and where we (or our subsidiaries) are a participant and in which a related person has or will have a direct or indirect material interest. A related person is:

•	Any person who is, or at any time since the beginning of our fiscal year was, a director or executive officer of the Company, or a nominee for director or executive officer of the Company;
•	Any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;
•	Any immediate family member of the foregoing persons; and,
•	Any firm, corporation or other entity in which any of the foregoing persons has a position or relationship, or in which such person, together with his or her immediate family members, has a 10% or greater beneficial ownership.

In the course of its review and approval of related person transactions, our Audit Committee considers the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy with respect to related person transactions requires our Audit Committee to consider, among other factors it deems appropriate:

•	the benefits to the Company;
•	the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director has a position or relationship;
•	the availability of other sources for comparable products or services;
•	the terms of the transaction; and
•	the terms available to unrelated third parties or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.

In addition, the Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•	Employment as an executive officer, if the related compensation is approved (or recommended to the Board of Directors for approval) by the Compensation Committee;
•	Any compensation paid to a director if the compensation is consistent with our director compensation policies and is required to be reported in our proxy statement under applicable compensation disclosure requirements;
•	Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer) or director or beneficial owner of less than 10% of that company’s equity, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenue;
•	Any charitable contribution, grant or endowment by us or a charitable foundation created by us to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or director, if the aggregate amount involved does not exceed the lesser of $1,000,000 or 2% of such charitable organization’s total annual receipts;
•	Any transaction where the related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, such as dividends;
•	Any transaction involving a related person where the rates or charges involved are determined by competitive bids; and
•	Any service provided to any related person by us, provided that such service is in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable services provided to non-related persons.

Related Person Transactions

Michael Harrison, the son of James M. Harrison, our former Chief Executive Officer and a current director, was employed as our Senior Vice President and General Manager of the North American Consumer Products Group through March 2021. His total compensation during fiscal year 2021 was $464,017, consisting of $133,269.22 in base salary, $323,653.80 in severance, a $1,938 car allowance, $3,998 in 401(k) matching contributions, $875 in profit sharing amounts, and $283 in long-term disability insurance premiums. He did not receive any equity compensation in fiscal year 2021.

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Audit Committee Matters

Audit and Other Fees

The aggregate fees that we paid for professional services rendered by EY for the fiscal years ended December 31, 2021 and 2020 were (amounts in millions):

	2021	2020
Audit Fees(1)	$3.3	$3.9
Audit Related Fees(2)	$0.1	$0.1
Tax Fees(3)	$0.1	$0.4
All Other Fees	—	—
Total	$3.5	$4.4

(1)	Audit fees in both fiscal years 2021 and 2020 include professional services rendered for the audits of our consolidated financial statements (including reviews of all associated quarterly financial statements), assistance with documents filed with the SEC, audit fees related to financing transactions and audits of statutory financial statements incremental to the audit of the consolidated financial statements.
(2)	Audit related fees principally include the audits of our employee benefit plans, due diligence services and attestation services related to financial reporting that are not required by statute or regulation.
(3)	Tax fees were for services related to tax compliance, tax advice and tax planning.

The Audit Committee pre-approves all audit services and all permitted non-audit services by EY, including engagement fees and terms.

The Audit Committee’s policies prohibit us from engaging EY to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information system design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, internal audit outsourcing, any management function, legal services or expert services not related to the audit, broker-dealer, investment adviser or investment banking services or human resource consulting. In addition, the Audit Committee evaluates whether our use of EY for permitted non-audit services is compatible with maintaining EY’s independence. The Audit Committee concluded that EY’s provision of non-audit services, all of which the Audit Committee approved in advance, was compatible with its independence.

Audit Committee Pre-Approval Policy

The Audit Committee approves all engagements of the independent registered public accounting firm in advance including approval of the related fees. The Audit Committee approves an annual budget (and may from time to time approve amendments), which specifies projects and the approved levels of fees for each. All audit and non-audit services, other than non-audit services subject to the de minimis exception set forth in Section 10A of the Exchange Act, provided by the independent registered public accounting firm must be approved by the Audit Committee, through its Chair. All of the audit, audit-related and tax services provided by EY in fiscal year 2021 and related fees were approved in accordance with the Audit Committee’s pre-approval policy.

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Audit Committee Matters

Audit Committee Report

The Audit Committee operates under a written charter adopted by our Board. In accordance with this charter, the Audit Committee assists the Board in fulfilling its oversight responsibility relating to the integrity of our financial statements and internal control system. The Board has determined in its business judgment that all members of the Audit Committee are “independent”, as is required by the listing standards of NYSE and under SEC rules.

Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and compliance with applicable laws and regulations. EY, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (“PCAOB”) and for expressing its opinions thereon. The Audit Committee is responsible for the oversight of management and the independent auditors in connection with these processes. In addition, the Audit Committee is responsible for monitoring the independence of and risk assessment procedures used by the independent auditors, selecting and retaining the independent auditors and overseeing compliance with various laws and regulations.

In discharging its oversight responsibilities in 2021, the Audit Committee:

•	reviewed and discussed with management and EY the unaudited quarterly financial statements included in each Quarterly Report on Form 10-Q filed with the SEC;
•	periodically reviewed and discussed our earnings press releases and earnings guidance with management and EY;
•	received updates on management’s process to assess the adequacy of our system of internal control over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness thereof;
•	discussed our internal control assessment process, management’s assessment with respect thereto and EY’s evaluation of the Company’s system of internal control over financial reporting with EY;
•	considered our critical accounting policies, procedures, significant judgments and estimates, and changes in our accounting practices, principles, controls or methodologies, or in our financial statements, and discussed any critical audit matters arising from the current period audit with EY;
•	reviewed significant risks and exposures identified by management and the overall adequacy and effectiveness of our legal, regulatory and ethical compliance programs with management and EY;
•	reviewed and discussed our audited financial statements with management and EY;
•	discussed all other communications required by the PCAOB and SEC with EY, including EY’s perspective on the quality (not merely the acceptability) of our accounting principles, the reasonableness of significant estimates and judgments made by management, and the disclosures in the audited consolidated financial statements, including the disclosures relating to critical accounting policies and estimates;
•	received the written disclosures and letter from EY required by the PCAOB regarding EY’s communications with the Audit Committee concerning independence and has discussed EY’s independence with them; and
•	reviewed the audited consolidated financial statements of Party City as of December 31, 2021 and for fiscal year 2021 with management and EY included in the Annual Report on Form 10-K filed with the SEC.

Based on these reviews and discussions with management and EY, the Audit Committee recommended to the Board that our audited financial statements be included in the Annual Report on Form 10-K for fiscal year 2021 for filing with the SEC. The Audit Committee also appointed EY to serve as our independent registered public accounting firm for fiscal year 2022.

Audit Committee

William S. Creekmuir, Chair

Joel Alsfine

Sarah Dodds-Brown

John A. Frascotti

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Proposal 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022

The Audit Committee of our Board has appointed EY as our independent registered public accounting firm for the fiscal year ending December 31, 2022. We are asking stockholders to ratify this appointment. EY has served as the Company’s independent registered public accounting firm since 1998.

In determining that retaining EY for 2022 was in the best interests of the Company and its stockholders, our Audit Committee reviewed:

•	EY’s performance on the Company’s audit and non-audit work for 2021 and recent prior years, and management’s assessment of such performance;
•	EY’s qualifications, independence, capabilities, and expertise, evident through its audit planning and reports, industry knowledge, resources and staffing, objectivity and professional skepticism;
•	results of recent PCAOB reports on EY and peer firms and improvements made from period to period;
•	The terms of the audit engagement, including the reasonableness of audit and non-audit fees charged taking into account the breadth and complexity of services provided, as well as the efficiency achieved in performing such services;
•	the quality of EY’s communications to and interactions with our Audit Committee at meetings and our Audit Committee Chair between meetings; and
•	the benefits of having a long-tenured auditor and the institutional knowledge gained from prior years of engagement.

Although stockholder ratification of the appointment is not required by law and is not binding on the Company, the Audit Committee will take the appointment of EY under advisement if such appointment is not ratified. The Audit Committee may retain another independent registered public accounting firm at any time during the year if it concludes that such change would be in the best interest of the Company’s stockholders, even if the stockholders approve this proposal.

Representatives of EY will attend the Annual Meeting online, where they will have the opportunity to make a statement if they wish to do so and will be available to answer questions from the stockholders.

The ratification of the appointment of EY as the independent registered public accounting firm of the Company for fiscal year 2022 requires the affirmative vote of a majority of the votes cast.

The Board of Directors unanimously recommends a vote FOR Proposal 4, Ratification of Appointment of Independent Registered Public Accounting Firm for fiscal year 2022.

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Other Information

Stockholder Proposals for 2023 Annual Meeting

Proposals by stockholders pursuant to Rule 14a-8 of the Exchange Act for inclusion in our proxy statement and form of proxy for the Annual Meeting of Stockholders to be held in 2023 should be addressed to the Corporate Secretary, Party City Holdco Inc., 80 Grasslands Road, Elmsford, New York 10523, and must be received at this address no later than December 27, 2022.

Upon receipt of a proposal, we will determine whether or not to include the proposal in the proxy statement and form of proxy in accordance with applicable law. It is suggested that proposals be forwarded by certified mail, return receipt requested.

Pursuant to Rule 14a-8 of the Exchange Act, if the date of the 2023 Annual Meeting changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our Proxy Statement, stockholder proposals must be received by us within a reasonable time before our solicitation is made.

Annual Meeting Advance Notice Requirements

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals (excluding Rule 14a-8 proposals) and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not earlier than the opening of business 120 days prior, and not later than the close of business 90 days before, the first anniversary date of the immediately preceding the Annual Meeting of Stockholders. Stockholders who wish to nominate persons for election to our Board of Directors or propose other matters to be considered at our 2023 Annual Meeting of Stockholders must provide us advance notice no earlier than February 8, 2023 and no later than March 10, 2023. Our amended and restated

bylaws also specify requirements as to the form and content of a stockholder’s notice. Under our amended and restated bylaws, the Board of Directors may adopt by resolution the rules and regulations for the conduct of meetings. Except to the extent inconsistent with such rules and regulations adopted by the Board of Directors, the Chair of the meeting of stockholders will have the right to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide us notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2023.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials or this Proxy Statement and the fiscal year 2021 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our Proxy Statement and fiscal year 2021 Annual Report on Form 10-K to you if you write or call us at the following address or telephone number:

Party City Holdco Inc., 80 Grasslands Road, Elmsford, New York 10523, Attention: Party City Holdco Inc., 80 Grasslands Road, Elmsford, New York 10523, Attention: ICR, 203-682-8200, InvestorRelations@partycity.com. If you would like to receive separate copies of these materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

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Proxy Statement

PARTY CITY HOLDCO INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2022

General Information

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Party City Holdco Inc. (the “Company” or “Party City”) of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 8:30 a.m. (Eastern Time) on Wednesday, June 8, 2022. The Annual Meeting will be held in a virtual meeting format at www.virtualshareholdermeeting.com/PRTY2022.

Important Notice Regarding the Internet Availability of Proxy Materials. We save significant mailing and printing costs and reduce the environmental impact of the annual meeting by providing proxy materials to you over the Internet in accordance with Securities and Exchange Commission (“SEC”) rules. On or about April 26, 2022, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our fiscal year 2021 Annual Report on Form 10-K online. The Notice of Internet Availability of Proxy Materials, which cannot itself be used to vote your shares, also provides instructions on how to vote by Internet and how to request a paper copy of the proxy materials, if you so desire. The Notice of Internet Availability of Proxy Materials includes a control number that must be entered at the website in order to view the proxy materials. Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of our proxy materials, the Proxy Statement and fiscal year 2021 Annual Report on Form 10-K are available to you at www.proxyvote.com.

Why a Virtual Meeting?

Due to the ongoing concerns regarding the COVID-19 pandemic and to support the health and well-being of our directors, employees and stockholders, we are relying on the latest technology to host a virtual Annual Meeting. The Board also believes that holding the annual meeting of stockholders in a virtual format will provide the opportunity for participation by a broader group of stockholders, and reduce the costs associated with planning, holding and arranging logistics for in-person meeting proceedings. We are committed to ensuring, to the extent possible, that stockholders will be afforded the ability to participate at the virtual meeting similarly to how they would participate at an in-person meeting. Stockholders will be able to attend the Annual Meeting online and submit questions by visiting www.virtualshareholdermeeting.com/PRTY2022. Stockholders will also be able to vote their shares electronically during the Annual Meeting.

Who May Vote

The Board has set April 11, 2022 as the record date (the “Record Date”). As of the Record Date, 112,451,912 shares of common stock, $0.01 par value per share, of the Company were issued and outstanding. Stockholders are entitled to one vote per share of common stock outstanding on the Record Date on any matter presented at the Annual Meeting.

How to Vote

By Internet. You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice or proxy card. If you are the beneficial owner (i.e., hold your shares in street name), you may be able to vote by Internet by following the instructions on your voting instruction form.

By Telephone. You can vote your proxy over the telephone by calling 1-800-690-6903. You must have your Notice or proxy card available when you call. If you are the beneficial owner (i.e., hold your shares in street name), you may be able to vote by telephone by following the instructions on your voting instruction form.

By Mail. If you requested a printed copy of the proxy materials, you can vote by mail by signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card or voting instruction form to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you requested a printed copy of the proxy materials and are the beneficial owner (i.e. hold your shares in street name), you can vote by mail by signing, dating and mailing the enclosing voting instruction form in the envelope provided; you must contact your broker, bank or other nominee to obtain any missing proxy materials, including the voting instruction form. Please allow sufficient time for delivery if you decide to vote by mail. Further, please do not mail in the Notice, as it is not intended to serve as a voting instrument.

At the Annual Meeting. The Annual Meeting will be held entirely online. See “Attending the Annual Meeting” on how to attend and vote at the Annual Meeting.

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Proxy Statement

The shares voted electronically or represented by the proxy cards received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Internet voting facilities for stockholders of record will be available 24 hours a day beginning immediately and will close at 11:59 p.m., Eastern Time, on June 7, 2022. Voting limitations for beneficial owners will be set forth in the voting instruction form, or you may contact your broker, bank or other nominee.

How Proxies Work

The Board of Directors is asking for your proxy. This means you authorize Bradley M. Weston and Reginald M. Rasch (members of Party City’s management) as proxyholders to vote your shares at the Annual Meeting in the manner you direct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted in accordance with the stockholder’s specific voting instructions. If you do not specify how you wish the proxyholders to vote your shares, then they will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxyholders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Many of our stockholders hold their shares in “street name” through a broker, bank or other nominee rather than directly in their own names. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares, and the applicable proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting if you obtain a legal proxy. Your broker, bank or nominee has enclosed a voting instruction form for you to use in directing the broker, bank or nominee on how to vote your shares.

You may receive more than one set of proxy materials and voting instrument depending on how you hold your shares. For example, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notice of Internet Availability of Proxy Materials, more than one e-mail or more than one proxy card. If you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability of Proxy Materials, a separate e-mail or a separate voting instruction form for each brokerage account in which you hold your shares. To vote all of your shares, you must vote separately as described above under “How to Vote” for each Notice of Internet Availability of Proxy Materials, e-mail notification or proxy card and/or voting instruction form that you receive.

Quorum

Transaction of business at the Annual Meeting may occur only if a quorum is present. The presence, online or by proxy, of the holders of a majority of the total votes entitled to be cast by the holders of all of our outstanding common stock, present in person or by proxy, will constitute a quorum. If a quorum is not reached, the Annual Meeting will be adjourned until a later time.

Revoking Your Proxy or Changing Your Vote

If you are a stockholder of record, you may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a written notice of revocation to the Company for receipt by our Secretary at or before the Annual Meeting, to Party City, 80 Grasslands Road, Elmsford, NY 10523, (ii) delivering a proxy bearing a later date using any of the voting methods described above under “How to Vote,” including by telephone or via the Internet, and until the applicable deadline for each method specified in the accompanying Notice, proxy card or voting instruction form, or (iii) attending the virtual Annual Meeting and voting online. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote online at the meeting. For all methods of voting, the last vote cast will supersede all previous votes.

If you hold your shares through an account with a bank, broker or other nominee, you may change or revoke your voting instructions by following the specific directions provided to you by the holder of record, or, if you have obtained a legal proxy from your bank, broker or other nominee, by attending the Annual Meeting, and revoking your prior vote and/or voting online.

Votes Needed

The following are the voting requirements for each proposal:

Proposal 1: Election of Directors. The election of directors will be determined by a plurality of the votes cast, meaning that the nominees with the greatest number of votes cast for election, even if less than a majority, will be elected.

Proposal 2: Advisory Vote to Approve Executive Compensation. The advisory approval of our Named Executive Officer compensation requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

Proposal 3: Advisory Vote on Frequency of Future Votes to Approve Executive Compensation. The option receiving the highest number of votes cast on the proposal at the Annual Meeting (every one, two or three years) will be considered the frequency approved by our stockholders.

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Proxy Statement

Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP (“EY”) as the independent registered public accounting firm of the Company for fiscal year 2022 requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

Other Items. For any other matters, the affirmative vote of a majority of the votes cast on the item at the Annual Meeting online or by proxy will be required for approval.

Withhold Votes, Abstentions and Broker Non-Votes

Abstentions and broker non-votes are counted as present or represented for purposes of determining a quorum for the Annual Meeting. A broker non-vote is a proxy from a bank, broker or other nominee indicating that such person has not received instructions from the beneficial owner on a particular matter with respect to which the bank, broker or other nominee does not have discretionary voting power. Shares held by a bank, broker or other nominee that are not voted on any matter at the meeting are not included in determining whether a quorum is present.

Banks, brokers and other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to routine matters. The proposal on ratification of the appointment of our independent registered public accounting firm (Proposal 4) is a routine matter and the other proposals (Proposals 1, 2, and 3) are non-routine matters. Accordingly, if your shares are held by a bank, broker or other nominee on your behalf and you do not instruct the bank, broker or other nominee as to how to vote your shares, your bank, broker or other nominee will be entitled to exercise discretion to vote your shares only on the proposal to ratify the appointment of our independent registered public accounting firm, but your bank, broker or other nominee may not exercise discretion to vote on the other proposals.

With respect to Proposal 1, the election of directors, only “for” and “withhold” votes may be cast, and broker non-votes will have no effect on the outcome of this proposal.

With respect to Proposals 2 and 4, the advisory vote to approve executive compensation and the ratification of the appointment of EY as the Company’s independent registered public accounting firm for fiscal year 2022, only “for,” “against” and “abstain” votes may be cast. For Proposal 3, the advisory vote to approve the frequency of subsequent advisory votes to approve executive compensation, “one year,” “two years,” “three years,” and “abstain” votes may be cast.

For Proposals 2, 3 and 4, abstentions and broker non-votes will not be counted as votes cast and have no effect on the outcome of these proposals, and for Proposal 4, we expect that there will be no broker non-votes on this proposal due to the discretionary authority described above.

Board’s Voting Recommendations

The Board recommends that you vote your shares:

•	“FOR ALL” to elect all of the director nominees named in this Proxy Statement to the Board;
•	“FOR” the advisory vote to approve executive compensation as described in this Proxy Statement; and
•	“ONE YEAR” on the advisory vote to determine the frequency of which future advisory votes on executive compensation should be held; and
•	“FOR” the ratification of the appointment of EY as the Company’s independent registered public accounting firm for fiscal 2022.

Advisory Votes on the Frequency of Say-On-Pay Proposal

In an advisory vote on the frequency of the say-on-pay proposal held at our 2016 Annual Meeting of Stockholders, stockholders voted in favor of holding a say-on-pay vote every three years. However, the Board believes that giving stockholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our Named Executive Officers is a good corporate governance practice and is in the best interests of our stockholders. As a result, the Board recommends that the advisory vote to approve Named Executive Officer Compensation should be voted on every year. The Company will hold its next frequency of the say-on-pay vote at the 2028 Annual Meeting of Stockholders.

Solicitation of Proxies

This solicitation is being made by our Board. We will bear all costs of this proxy solicitation, including the cost of preparing, printing and delivering materials, the cost of the proxy solicitation and the expenses of brokers, fiduciaries and other nominees who forward proxy materials to stockholders. This cost also includes support for the hosting of the virtual Annual Meeting.

Stockholder List

For ten days prior to the Annual Meeting, a complete list of stockholders will be available during regular business hours at our principal executive office, 80 Grasslands Road, Elmsford, New York 10523. A stockholder may examine the list for any legally valid purpose related to the Annual Meeting. The stockholder list also will be available to view by stockholders attending the Annual Meeting that log in to the meeting with their 16-digit control number.

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Proxy Statement

Voting Results

We will announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K, which we will file with the SEC within four business days of the completion of the Annual Meeting.

Attending the Annual Meeting

Only stockholders of record as of the close of business on April 11, 2022, their properly designated proxies and guests of the Company may attend the Annual Meeting. To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Material or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 8:30 a.m. (Eastern Time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:20 a.m. (Eastern Time), and you should allow ample time for the check-in procedures. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging into your bank or brokerage firm’s website and selecting the stockholder communications mailbox to access the meeting. The control number will automatically populate. Instructions should also be provided on the voting instruction form provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

What if I have Technical Difficulties or Trouble Accessing the Virtual Meeting Website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

Conduct of the Meeting

Rules of conduct for the Annual Meeting will be posted online at the Annual Meeting website. Pursuant to our Amended and Restated Bylaws, the Chair of the Board will act as Chair and preside over the Annual Meeting. The Chair has broad authority to conduct the meeting in an orderly and timely manner. This authority includes making all rulings on matters of procedure at the Annual Meeting, including recognizing stockholders or proxies who wish to speak, determining the extent of discussion on each item of business and managing disruptions or disorderly conduct.

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APPENDIX A

Reconciliation of GAAP and Non-GAAP Financial Measures

This proxy statement includes the following non-GAAP measures: adjusted EBITDA and adjusted net income (loss) per share.

We define adjusted EBITDA as net income (loss) before interest expense, net, income taxes, depreciation and amortization. We define adjusted EBITDA as EBITDA, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operating performance. We caution investors that amounts presented in accordance with our definition of adjusted EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers calculate adjusted EBITDA in the same manner. We believe that adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because we believe it assists investors in comparing our performance across reporting periods on a consistent basis by eliminating the impact of items that we do not believe are indicative of our core operating performance. In addition, we use adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies, and (iii) because the credit facilities use adjusted EBITDA to measure compliance with certain covenants.

Adjusted net income (loss) per share represents adjusted net income (loss) divided by the Company’s diluted weighted average common shares outstanding. We present the metric because we believe it assists investors in comparing our per share performance across reporting periods on a consistent basis by eliminating the impact of items that we do not believe are indicative of our core operating performance.

In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its core operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

We have reconciled adjusted EBITDA with the most directly comparable GAAP financial measure in the table below.

Fiscal Year Ended 2021 ($ in thousands)
Revenues:
Net sales	$ 2,171,060
Net (loss) income	(6,582)
Interest expense, net	87,226
Income taxes	5,708
Depreciation and amortization	65,611
EBITDA	151,963
Inventory restructuring and early lease terminations	7,157
Goodwill, intangibles, long-lived assets impairment	11,974
Other restructuring, retention and severance	2,346
Deferred rent	3,325
Foreign currency losses (gains)	(1,090)
Closed store expense	4,743
Stock option expense	397
Restricted stock units expense—time based	2,557
Restricted stock units expense—performance based	3,773
Undistributed loss (income) in equity method investments	(220)
(Gain) on debt repayment/refinancing	(1,106)
Loss on sale of business	3,211
Inventory disposal reserve	68,707
COVID - 19	1,270
Other	4,502
Adjusted EBITDA	$266,294

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APPENDIX A

We have reconciled adjusted net income (loss) per common share with the most directly comparable GAAP financial measure in the table below.

Fiscal Year Ended 2021
($ in thousands)
(Loss) income before income taxes	$(874)
Intangible asset amortization	9,075
Amortization of deferred financing costs and original issuance discounts	4,516
Goodwill and intangibles impairment	11,974
Stock option expense	397
Restricted stock units expense—performance based	3,773
Other restructuring charges	1,967
Loss on sale of assets	2,642
Inventory disposal reserve	69,632
Loss on sale of business	3,211
COVID - 19	1,270
Adjusted income (loss) before income taxes	$ 107,583
Adjusted income tax (benefit) expense	29,332
Adjusted net income (loss)	78,251

Weighted-average number of common shares-diluted	115,205,939
Adjusted net income (loss) per common share	$0.68

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SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 7, 2022 for shares held directly and by 11:59 p.m. Eastern Time on June 5, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRTY2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 7, 2022 for shares held directly and by 11:59 p.m. Eastern Time on June 5, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D84204-P68343 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PARTY CITY HOLDCO INC.

The Board of Directors recommends you vote FOR ALL of the Nominees listed in proposal 1:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Joel Alsfine
02) Steven J. Collins
03) James G. Conroy
04) William S. Creekmuir
05) Sarah Dodds-Brown
06) Jennifer Fleiss
07) John A. Frascotti
08) Norman S. Matthews
09) Michelle Millstone-Shroff
10) Bradley M. Weston

The Board of Directors recommends you vote FOR proposals 2, 4 and 1 Year on proposal 3.

	For	Against	Abstain
2. To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. To approve, on an advisory basis, the frequency of votes on the compensation of our named executive officers.	☐	☐	☐	☐

	For	Against	Abstain
4. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for fiscal 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

D84205-P68343

PARTY CITY HOLDCO INC.
Annual Meeting of Stockholders
June 8, 2022 8:30 AM, ET
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Bradley M. Weston and Reginald M. Rasch, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PARTY CITY HOLDCO INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, ET on June 8, 2022, via a live audio webcast at www.virtualshareholdermeeting.com/PRTY2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side